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                          Agreement and Plan of Merger

                                      among

                             Base Ten Systems, Inc.

                                 Newco B10, Inc.

                                       and

                              ConvergenceHealth.com







                                January 18, 2002









================================================================================

                                TABLE OF CONTENTS

Section                                                                                               Page
  No.                                                                                                  No.
-----                                                                                                -----

                                                   ARTICLE I

                                                  THE MERGER

1.1      The Merger....................................................................................2
1.2      Certificate of Incorporation, Bylaws and Board of Directors...................................2
1.3      Effects of the Merger.........................................................................2
1.4      Manner of Conversion of Stock.................................................................2
1.5      Exchange of Certificates; Payment of Merger Consideration.....................................4
1.6      Tax Treatment.................................................................................5
1.7      Effective Time................................................................................5
1.8      Closing.......................................................................................5
1.9      Title; Risk of Loss...........................................................................5
1.10     Hart Scott Rodino.............................................................................5
1.11     Investment in the Company.....................................................................5


                                                  ARTICLE II

                                                  DEFINITIONS

2.1      Definitions...................................................................................6
2.2      Other Definitional Provisions................................................................12


                                                  ARTICLE III

                                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1      Organization and Power.......................................................................13
3.2      Capitalization...............................................................................14
3.3      Validity of Shares of Base Ten Common Stock..................................................14
3.4      Authorization; Binding Effect; No Breach.....................................................14
3.5      Base Ten Reports; Financial Statements.......................................................16
3.6      Governmental Filings.........................................................................16
3.7      Assets of Base Ten...........................................................................16
3.8      Absence of Certain Changes...................................................................17
3.9      Litigation...................................................................................17
3.10     Brokerage....................................................................................17
3.11     Insurance....................................................................................17
3.12     Tax Matters..................................................................................17
3.13     Contracts and Commitments....................................................................19
3.14     Proprietary Rights...........................................................................21
3.15     Employees....................................................................................22
3.16     ERISA........................................................................................23
3.17     Real Estate..................................................................................24
3.18     Compliance with Laws.........................................................................25
3.19     Product Warranty.............................................................................26
3.20     Powers of Attorney...........................................................................27
3.21     Bank Accounts................................................................................27
3.22     Disclosure...................................................................................27
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                                       ii

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

                                                  ARTICLE IV

                                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1      Organization and Power; The Company Shares...................................................27
4.2      Capitalization...............................................................................28
4.3      Authorization; Binding Effect; No Breach.....................................................29
4.4      Subsidiaries; Investments....................................................................30
4.5      Financial Statements and Related Matters.....................................................30
4.6      Absence of Undisclosed Liabilities...........................................................31
4.7      Assets of the Company........................................................................31
4.8      Absence of Certain Developments..............................................................32
4.9      Governmental Filings.........................................................................33
4.10     Tax Matters..................................................................................33
4.11     Contracts and Commitments....................................................................35
4.12     Proprietary Rights...........................................................................37
4.13     Litigation...................................................................................38
4.14     Brokerage....................................................................................38
4.15     Insurance....................................................................................38
4.16     Employees....................................................................................38
4.17     ERISA........................................................................................39
4.18     Real Estate..................................................................................40
4.19     Compliance with Laws.........................................................................41
4.20     Product Warranty.............................................................................42
4.21     Powers of Attorney...........................................................................43
4.22     Bank Accounts................................................................................43
4.23     Disclosure...................................................................................43


                                                   ARTICLE V

                                                   COVENANTS

5.1      Joint Proxy Statement; Issuance of Merger Consideration Without Consideration................43
5.2      Access to Properties and Records; Confidentiality............................................45
5.3      Board Representation.........................................................................47
5.4      Post-Merger Officers of Base Ten.............................................................47
5.5      Grant of Certain Warrants....................................................................47
5.6      Cancellation of Certain Base Ten Derivative Securities and Conversion of Certain Other
         Base Ten Derivative Securities...............................................................47

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                                       iii



5.7      Tax Representation Letter....................................................................47
5.8      Company Affiliate Letter.....................................................................48
5.9      Business Office..............................................................................48
5.10     Cancellation of Certain Company Derivative Securities and Conversion of Certain Other
         Company Derivative Securities................................................................48
5.11     Establishment of New Option Plan.............................................................48
5.12     Conduct of Business of the Company...........................................................48
5.13     Negative Covenants...........................................................................48
5.14     [RESERVED]...................................................................................51
5.15     Further Assurances...........................................................................51
5.16     Limitation on Outstanding Shares of Capital Stock of the Company.............................52
5.17     Incremental Funding..........................................................................52
5.18     Base Ten Share Combination...................................................................52
5.19     Reincorporation..............................................................................52
5.20     Exclusivity..................................................................................53


                                                  ARTICLE VI

                                                  CONDITIONS

6.1      Conditions to Each Party's Obligations to Effect the Merger..................................54
6.2      Conditions to Obligations of the Company to Effect the Merger................................54
6.3      Conditions to Obligations of Base Ten to Effect the Merger...................................55


                                                  ARTICLE VII

                                                  TERMINATION

7.1      Events of Termination........................................................................57
7.2      Effect of Termination........................................................................58
7.3      Remedies on Termination......................................................................58


                                                 ARTICLE VIII

                                                 MISCELLANEOUS

8.1      Rights and Remedies..........................................................................60
8.2      Waivers, Amendments to be in Writing.........................................................60
8.3      Successors and Assigns.......................................................................60
8.4      Governing Law................................................................................60
8.5      Jurisdiction.................................................................................60
8.6      Notices......................................................................................61
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                                       iv




8.7      Severability of Provisions...................................................................62
8.8      Schedules....................................................................................62
8.9      Counterparts.................................................................................62
8.10     No Third-Party Beneficiaries.................................................................62
8.11     Headings.....................................................................................62
8.12     Merger and Integration.......................................................................62
8.13     Transaction Expenses.........................................................................62
8.14     Further Assurances...........................................................................62
8.15     Announcements................................................................................63


                                        LIST OF EXHIBITS AND SCHEDULES

                                                   EXHIBITS

Exhibit                                                                                      Exhibit No.
-------                                                                                      -----------

Form of Purchase Agreement.............................................................................A
Form of Gehring Agreement..............................................................................B
Form of Warrant Certificate........................................................................... C
Form of Tax Representation Letter..................................................................... D
Form of Company Affiliate Letter...................................................................... E
Form of Certificate of Amendment Effecting the Share Combination ......................................F

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                                        v



                                    SCHEDULES

Schedule 1.2(a)(iii)       - Post-Merger Board of Directors of the Company
Schedule 1.2(a)(iv)        - Post-Merger Officers of the Company
Schedule 1.4(b)(iii)       - Company Derivative Securities Surviving the Merger
Schedule 1.4(b)(iv)        - Base Ten Derivative Securities Surviving the Merger
Schedule 3.1(a)            - Jurisdictions in which Base Ten is Qualified to Conduct Business
Schedule 3.1(c)            - Jurisdictions in which Subsidiaries of Base Ten are Qualified to Conduct Business
Schedule 3.1(d)            - Good Standing of each Subsidiary of Base Ten
Schedule 3.1(e)            - Capitalization of each Subsidiary of Base Ten
Schedule 3.1(f)            - Directors and Officers of Base Ten
Schedule 3.2(a)            - Capitalization of Base Ten
Schedule 3.6               - Governmental Filings of Base Ten
Schedule 3.7               - Rights To Use Assets Used in the Business of Base Ten and each Subsidiary
Schedule 3.9               - Litigation Involving Purchasers
Schedule 3.11              - Insurance Policies of Base Ten and each Subsidiary
Schedule 3.12              - Tax Matters of Base Ten and each Subsidiary
Schedule 3.13(a)           - Contracts and Commitments of Base Ten and each Subsidiary
Schedule 3.13(c)           - Compliance with Base Ten Contracts
Schedule 3.13(e)           - Affiliated Transactions
Schedule 3.14(a)           - Proprietary Rights of Base Ten and each Subsidiary
Schedule 3.14(b)           - Notice of Infringement or Misappropriation of Proprietary Rights of
                             Base Ten and each Subsidiary
Schedule 3.14(c)           - Required Consents to Assignment of Proprietary Rights of Base Ten and
                             each Subsidiary
Schedule 3.15              - Employees of Base Ten and each Subsidiary
Schedule 3.16              - ERISA - Base Ten and each Subsidiary
Schedule 3.17(b)           - Leased Real Property of Base Ten and each Subsidiary
Schedule 3.18(a)           - Legal Requirements of Base Ten and each Subsidiary
Schedule 3.18(b)           - Compliance with Permits, Licenses, and other Authorizations by Base
                             Ten and each Subsidiary
Schedule 3.18(c)           - Environmental and Safety Requirements of Base Ten and each Subsidiary
Schedule 3.19              - Product Warranty By Base Ten
Schedule 3.20              - Powers of Attorney On Behalf of Base Ten and each Subsidiary
Schedule 3.21              - Bank Accounts of Base Ten and each Subsidiary
Schedule 4.1(a)            - Jurisdictions in which the Company is Qualified to do Business
Schedule 4.1(b)            - Directors and Officers of the Company
Schedule 4.2(b)            - Capitalization of the Company
Schedule 4.3               - Authorizations of the Company
Schedule 4.4               - Subsidiaries
Schedule 4.5               - Financial Statements of the Company
Schedule 4.6               - Additional Liabilities of the Company
Schedule 4.7               - Rights to Use Assets Used in the Business of the Company and each Subsidiary
Schedule 4.8               - Changes Since the Latest Company Balance Sheet
Schedule 4.9               - Governmental Filings of the Company
Schedule 4.10              - Tax Matters of the Company
Schedule 4.11(a)           - Contracts and Commitments of the Company
Schedule 4.11(c)           - Compliance with Company Contracts
Schedule 4.11(e)           - Affiliated Transactions
Schedule 4.12(a)           - Proprietary Rights of the Company
Schedule 4.12(b)           - Notice of Infringement or Misappropriation of Proprietary Rights of the Company


Schedule 4.12(c)           - Required Consents to Assignment of Proprietary Rights of the Company
Schedule 4.13              - Litigation of the Company
Schedule 4.14              - Brokerage
Schedule 4.15              - Insurance Policies of the Company
Schedule 4.16              - Employees of the Company
Schedule 4.17              - ERISA - the Company
Schedule 4.18(a)           - Ownership of Real Property of the Company
Schedule 4.18(b)           - Leased Real Property of the Company
Schedule 4.19(a)           - Legal Requirements of the Company
Schedule 4.19(b)           - Compliance with Permits, Licenses, and other Authorizations by the Company
Schedule 4.19(c)           - Environmental and Safety Requirements of the Company
Schedule 4.20              - Product Warranty by the Company
Schedule 4.21              - Powers of Attorney on Behalf of the Company
Schedule 4.22              - Bank Accounts of the Company
Schedule 5.5               - Grant of Certain Warrants
Schedule 5.6               - Conversion of Base Ten Derivative Securities
Schedule 5.8               - Certain Stockholders of the Company (Affiliate Letter)
Schedule 5.10              - Conversion of Company Derivative Securities
Schedule 6.2(l)            - Resignations of Certain Directors and Officers of Base Ten
Schedule 6.3(m)            - Resignations of Certain Directors and Officers of the Company

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER made as of January 18, 2002 (the "Agreement"), by and among Base Ten Systems, Inc., a New Jersey corporation having its principal office at 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701 ("Base Ten"), Newco B10, Inc., a Nevada corporation wholly-owned by Base Ten having its principal office at 535 East County Line Road, Suite 16, Lakewood, New Jersey 08701 ("Newco," and together with Base Ten, the "Purchasers") and ConvergenceHealth.com, a Nevada corporation having its principal office at 774 Mays Boulevard, Suite 386, Incline Village, Nevada 89451 (the "Company," and together with the Purchasers, the "Parties").

                  WHEREAS, Base Ten owns 100 shares of common stock, without par value, of Newco (the "Newco Common Stock"), which Base Ten represents constitute all of the issued and outstanding capital stock of Newco;

                  WHEREAS, this Agreement contemplates a transaction in which
(i) Newco will merge with and into the Company (the "Merger") pursuant to this Agreement and the Plan of Merger (as defined in Section 1.1) and the applicable provisions of the laws of State of Nevada, (ii) immediately preceding the Effective Time (as defined in Section 1.7), Base Ten will effect a one for one thousand share combination of the outstanding shares of Base Ten Class A Common Stock and Class B Common Stock (the "Share Combination"), (iii) after the Effective Time, Base Ten will change its state of incorporation from New Jersey to Nevada by means of a merger with and into a wholly-owned Nevada subsidiary of Base Ten formed solely for the purpose of effecting such change (the "Reincorporation"), (iv) Base Ten will issue the Merger Consideration (as defined in Section 1.4(b)(i)) in accordance with Section 1.4, and (v) Base Ten shall own such number of shares of the Capital Stock of the Company (as defined herein), which shall constitute all of the outstanding Capital Stock of the Company, as provided in Section 1.4;

                  WHEREAS, the Boards of Directors of each of Base Ten, Newco, and the Company have duly approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

                  WHEREAS, prior to Closing (as defined herein), each of Base Ten, Newco, and the Company shall obtain the approval of their respective stockholders for the transactions contemplated by this Agreement; and

                  WHEREAS, capitalized terms used in this Agreement but not defined upon their first usage are defined in Section 2.1.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.7), Newco will be merged with and into the Company pursuant to this Agreement and the Plan of Merger (the "Plan of Merger") to be filed in the Office of the Secretary of State of the State of Nevada, and the separate existence of Newco shall cease. The Company shall be the surviving corporation in the Merger and shall thereupon be a wholly-owned Subsidiary of Base Ten.

         1.2 Certificate of Incorporation, Bylaws, and Board of Directors.

                  (a)      At the Effective Time:

                           (i) the articles of incorporation of the Company, as
in force and effect immediately prior to the Effective Time, shall be the articles of incorporation of the Company;

                           (ii) the bylaws of the Company, as in force and
effect immediately prior to the Effective Time, shall be the bylaws of the Company;

                           (iii) the board of directors of the Company serving
after the Merger shall be those persons listed as directors on Schedule 1.2(a)(iii);

                           (iv) the officers of the Company serving after the
Merger and the positions held by each of them shall be as set forth on Schedule 1.2(a)(iv).

                  (b) Subject to the approval of Base Ten's stockholders, before or at the Effective Time, or as soon as practicable thereafter, Base Ten shall file with the Department of Treasury of the State of New Jersey an amendment to its Certificate of Incorporation changing its name to Convergence Software Systems, Inc., or such other name as the Parties may agree.

         1.3 Effects of the Merger. The Merger shall have the effects provided therefor by Section 92A of the Nevada Revised Statutes.

         1.4 Manner of Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Base Ten, Newco, the Company, or any stockholder thereof, the shares of capital stock of the Parties shall be converted as follows:

                  (a) Capital Stock of Newco. Each share of capital stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the surviving Company.

                  (b)      Issuance of Merger Consideration.

                           (i) Each share of the Capital Stock of the Company
issued and outstanding immediately prior to the Effective Time, excluding any treasury shares and shares to be canceled pursuant to this Agreement (collectively, the "Company Shares"), shall be converted at the Effective Time, subject to the Share Combination to occur prior to the issuance of the Merger Consideration, into the right to receive 0.001919 shares (as may be adjusted from time to time in accordance with Section 5.17 and based upon the actual number of fractional shares of Base Ten Common Stock repurchased by Base Ten as a result of the Share Combination; the "Exchange Ratio") of Base Ten Class A Common Stock (the "Merger Consideration"). Each certificate representing the Merger Consideration shall be stamped or otherwise imprinted with a restrictive legend indicating that the shares represented by such certificate have not been registered under the Securities Act and are not transferable unless subject to registration or an exemption therefrom, as set forth in an Opinion of Counsel acceptable to Base Ten. At the Effective Time, stockholders of the Company immediately prior to the Effective Time will own approximately 67.33% of the post merger outstanding shares of Base Ten and stockholders of Base Ten immediately prior to the Effective Time will own approximately 32.66% of the post merger outstanding shares of Base Ten, subject to the adjustment contemplated in Section 5.17 and subject to the Share Combination All shares of Capital Stock of the Company owned directly or indirectly by the Company shall be canceled and retired and shall cease to exist and no capital stock of Base Ten, cash or other consideration shall be paid or delivered in exchange therefor.

                           (ii) Fractional Shares. No fraction of a share of
Base Ten Common Stock will be issued in connection with the Merger. Calculations of the number of shares to be received by a stockholder of the Company which result in a fractional share equal to 0.5 or more of a share will be rounded up to the nearest whole share of Base Ten Class A Common Stock and such calculations which result in a fractional share less than 0.5 of a share will be rounded down to the nearest whole share of Base Ten Class A Common Stock.

                           (iii) Company Options and Warrants. At the Effective
Time, other than such options and warrants set forth on Schedule 1.4(b)(iii), if any, all options, warrants, or other rights exercisable for or convertible into shares of Capital Stock of the Company arising or granted by the Company prior to the date hereof that are outstanding and unexercised immediately prior to the Effective Time ("Company Derivative Securities") shall terminate, and all options, warrants, or other rights exercisable for or convertible into shares of Capital Stock of the Company arising or granted by the Company after the date hereof and prior to the Effective Time that are outstanding and unexercised immediately prior to the Effective Time shall terminate.

                           (iv) Base Ten Options and Warrants. At the Effective
Time, other than such options and warrants set forth on Schedule 1.4(b)(iv), if any, all options, warrants, or other rights exercisable for or convertible into shares of Base Ten Common Stock or Base Ten Preferred Stock arising or granted by Base Ten prior to the date hereof that are outstanding and unexercised immediately prior to the Effective Time ("Base Ten Derivative Securities") shall terminate, and all options, warrants, or other rights exercisable for or convertible into shares of Base Ten Common Stock or Base Ten Preferred Stock arising or granted by Base Ten after the date hereof and prior to the Effective Time that are outstanding and unexercised immediately prior to the Effective Time shall terminate.

         1.5      Exchange of Certificates; Payment of Merger Consideration.

                  (a) Certificate Delivery Requirements. Immediately after the effective time of the Reincorporation, the Company shall submit a form of Letter of Transmittal to each stockholder of the Company, pursuant to which each such stockholder of the Company may surrender to Base Ten the certificates that represent the Company Shares held by such stockholder ("Certificates"), duly executed by such stockholder of the Company, against delivery of the portion of the Merger Consideration that is deliverable to such stockholder of the Company. Each share of the Capital Stock of the Company shall entitle the holder thereof to receive its share of the Merger Consideration in accordance with a schedule of the Company's stockholders to be delivered by the Company to Base Ten immediately after the Closing. Until so surrendered, each Certificate representing Company Shares shall be deemed for all purposes to evidence only the right to receive the Merger Consideration in accordance with Section 1.4(b)(i), and from and after the Effective Time, the stockholders of the Company shall each cease to have any rights as a stockholder of the Company, except for the right to surrender Certificates in exchange for delivery of the Merger Consideration.

                  (b) Exchange Procedures. Upon surrender by each stockholder of the Company of its Certificate(s), Base Ten shall deliver to each such stockholder a certificate representing the number of whole shares of Base Ten Class A Common Stock to which such stockholder is entitled pursuant to Section 1.4, and the Certificate(s) so surrendered shall be canceled immediately.

                  (c) No Further Transfers of Capital Stock of the Company. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers on the stock transfer books of the Company of the shares of the Company which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing Company Shares that were outstanding immediately prior to the Effective Time are presented to the Company for any reason, they shall be canceled and exchanged as provided in Section 1.5(a).

                  (d) Lost, Stolen or Destroyed Certificates. If any Certificates evidencing Company Shares shall have been lost, stolen or destroyed, then Base Ten shall cause the issuance of the appropriate portion of the Merger Consideration to be made in exchange for such lost, stolen or destroyed certificates, upon the delivery to Base Ten of an affidavit of that fact by the holder thereof; provided, however, that Base Ten may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnification agreement, with such bond as Base Ten may reasonably direct as indemnity against any claim that may be made against Base Ten with respect to the Certificates alleged to have been so lost, stolen or destroyed.

         1.6 Tax Treatment. The Parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(A) of the Code, in accordance with Section 368(a)(2)(E) of the Code, and the Reincorporation qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Each Party agrees that it will use all commercially reasonable efforts to assure that the Merger shall so qualify, and Base Ten and the Company each hereby agree that subsequent to the Closing, neither it nor the surviving Company will take any action, or take any position in a Tax Return, that may reasonably be expected to result in the failure of the Merger to so qualify.

         1.7 Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI and the consummation of the Closing, and provided that this Agreement has not been terminated pursuant to
Article VIII, Base Ten and the Company shall file the Certificate of Merger with the Secretary of State of the State of Nevada. The effective date and time of the Certificate of Merger to be filed with the Secretary of State of the State of Nevada to effectuate the Merger is referred to herein as, the "Effective Time."

         1.8 Closing. The closing shall take place at the offices of Pitney, Hardin, Kipp & Szuch, LLP, 200 Campus Drive, Florham Park, New Jersey commencing at 10:00 a.m. local time (the "Closing"), or at such other time and place as the Parties may agree, as soon as practicable after the later of (i) the day of (and immediately following) the receipt of approval of the Merger by the stockholders of Base Ten and the stockholders of the Company, and (ii) the day on which the last of the conditions set forth in Article VI is satisfied or duly waived. The date and time of the Closing are herein referred to as the "Closing Date."

         1.9 Title; Risk of Loss. Legal title and risk of loss with respect to the Company Shares and the business of the Company shall not pass to Base Ten until the Effective Time.

         1.10 Hart Scott Rodino. The Parties represent to each other that they are not that they are not aware of any facts relating to the transaction that would require pre-merger notification to be filed with the Federal Trade Commission pursuant to the Hart Scott Rodino Act.

         1.11 Investment in the Company. Prior to or concurrent with the execution of this Agreement, (i) Base Ten shall purchase 800,000 shares of the Company's Series A-3 Preferred Stock (the "BT Purchased Shares") for an aggregate purchase price of $200,000 ($0.25 per share), on the terms and conditions set forth in the Purchase Agreement, dated as of the date hereof, by and among Base Ten and the Company, substantially in the form of Exhibit A annexed hereto (the "Purchase Agreement"), and (ii) Byron Gehring ("Gehring") shall execute and deliver to Base Ten a letter, substantially in the form of Exhibit B annexed hereto (the "Gehring Agreement"), by which Gehring shall agree to the terms of the Limited Put Option described in Section 1.11(a) hereof. The BT Purchased Shares shall be subject to the following Limited Put Option and Limited Call Right upon the termination of this Agreement as a result of the events specified below:

                  (a) Limited Put Option. In the event that the Merger is not consummated on or before the date specified in Section 7.1(b) solely as a result of the Company's failure to satisfy the condition required of it pursuant to
Section 6.3(q), Base Ten shall have the right (the "Limited Put Option") to require Gehring to purchase the BT Purchase Shares for an aggregate consideration of $100,000. Under the terms of the Gehring Agreement, Base Ten is required to provide 30 days written notice of its intent to exercise the Limited Put Option, and Gehring shall have 30 days from the date of such notice to purchase the BT Purchased Shares.

                  (b) Limited Call Right. In the event that the Merger is not consummated on or before the date specified in Section 7.1(b) due to Base Ten's failure to close the Merger for any reason other than

                      (1) the Company's failure to satisfy any of the conditions set forth in Section 6.3, or

                      (2)  the non-occurrence of any the conditions set forth in
Section 6.1,

the Company shall have the right (the "Limited Call Right"), for a period beginning on the date of termination of this Agreement and continuing until the first annual anniversary of such date, to require Base Ten to sell the BT Purchased Shares to the Company for an aggregate purchase price of $100,000. To exercise the Limited Call Right, the Company is required to provide Base Ten with 30 days advance written notice of its exercise of such right and Base Ten shall effect the sale of the BT Purchased Shares no later than 30 days after the date of such notice. The Limited Call Right is granted in lieu of the availability to the Company of any provision for any reimbursement of Professional Expenses.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

             "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

             "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person.

             "Agreement" means this Agreement and Plan of Merger, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

             "Assets of the Company" mean the assets of the Company and its Subsidiaries shown on the Latest Company Balance Sheet or acquired by the Company or any Subsidiary of the Company after the date of the Latest Company Balance Sheet, less any assets disposed of by the Company or such Subsidiary in the ordinary course of business after the date of the Latest Company Balance Sheet.

             "Assets of Base Ten" mean the assets of Base Ten and its Subsidiaries shown on the Latest Base Ten Balance Sheet or acquired by Base Ten or any Subsidiary of Base Ten after the date of the Latest Base Ten Balance Sheet, less any assets disposed of by Base Ten or such Subsidiary in the ordinary course of business after the date of the Latest Base Ten Balance Sheet.

             "Base Ten" has the meaning set forth in the Preamble.

             "Base Ten Class A Common Stock" has the meaning set forth in
Section 3.2(a).

             "Base Ten Class B Common Stock" has the meaning set forth in
Section 3.2(a).

             "Base Ten Common Stock" has the meaning set forth in Section
3.2(a).

             "Base Ten Contracts" has the meaning set forth in Section 3.13(a).

             "Base Ten Derivative Securities" has the meaning set forth in
Section 1.4(b)(iv).

             "Base Ten Preferred Stock" has the meaning set forth in Section 3.2(a).

             "Base Ten Meeting" has the meaning set forth in Section 5.1(a).

             "Base Ten Reports" has the meaning set forth in Section 3.5.

             "BT Purchased Shares" has the meaning set forth in Section 1.11.

             "Books and Records" means all lists, records and other information pertaining to assets, accounts, personnel and referral sources of the Company, all lists and records pertaining to suppliers, customers licensees and licensors of the Company, and all other books, books of original entry, ledgers, files and business records of every kind relating or pertaining to the Business, in each case whether evidenced in writing, electronically (including by computer) or otherwise.

             "Business of the Company" means the Company's business of developing and implementing niche software applications within the healthcare industry and the provision of such products and services to insurance companies, health maintenance organizations, preferred provider organizations, corporations, and other entities providing healthcare services and products.

             "Capital Stock of the Company" has the meaning set forth in Section 4.2.

             "Certificates" has the meaning set forth in Section 1.5(a).

             "Closing" has the meaning set forth in Section 1.8.

             "Closing Date" has the meaning set forth in Section 1.8.

             "Code" means the United States Internal Revenue Code of 1986, as amended.

             "Company" has the meaning set forth in the Preamble. Base Ten acknowledges that the Company may be required to change its name from ConvergenceHealth.com prior to the Effective Time, and the Parties agree that such change shall in no way affect this Agreement.

             "Company Affiliate Letter" has the meaning set forth in Section
5.8.

             "Company Derivative Securities" has the meaning set forth in
Section 1.4(b)(iii).

             "Company Meeting" has the meaning set forth in Section 5.1(a).

             "Company Shares" has the meaning set forth in Section 1.4(b)(i).

             "Tax Representation Letter" has the meaning set forth in Section
5.7.

             "Effective Time" has the meaning set forth in Section 1.7.

             "Employee Pension Plans" has the meaning set forth in Section 3.16(b).

             "Employee Welfare Plans" has the meaning set forth in Section 3.16(a).

             "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance.

             "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any Government Entity relating to any liability arising under any Environmental and Safety Requirement.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Ratio" has the meaning set forth in Section 1.4(b)(i).

             "Form 15" means a Certification and Notice of Termination and Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act of 1934.

             "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

             "Gehring Agreement" has the meaning set forth in Section 1.11.

             "Government Entity" means the United States of America or any other nation, state, province, or political subdivision thereof, or any entity, including any agency or commission, exercising executive, legislative, judicial, regulatory or administrative functions of government.

             "Hazardous Substance" means any hazardous, toxic, radioactive or chemical materials, mixtures, substances or wastes; and (whether or not included in the foregoing), any pesticides, pollutants, contaminants, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

             "Indebtedness" of any Person means, without duplication, any actual or contingent: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA; and (e) any unfunded liability due to any Person under any Plan.

             "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and any capital contribution by such Person to any other Person.

             "Joint Proxy Statement" has the meaning set forth in Section
5.1(a).

             "Knowledge" or "to the Knowledge of" means, with respect to a Person, (a) the actual knowledge of such Person (which includes the actual knowledge of all executive officers, directors and executive employees of such Person) and (b) the knowledge which a prudent business person would have obtained in the conduct of business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

             "Legal Requirement" means any requirement arising under any law, statute, ordinance, treaty, rule or regulation, and any requirement arising from a determination, direction, action or order of an arbitrator or any Government Entity, including any Environmental and Safety Requirement.

             "Lien" means any mortgage, pledge, security interest, encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien; provided, however, with respect to any Asset that is not owned, "Lien" means any mortgage, pledge, security interest, encumbrance, easement, lease, restriction on use, restriction on transfer, charge, or other lien on the right of the Company to use or have possession thereof.

             "Limited Call Right" has the meaning set forth in Section 1.11(b).

             "Limited Put Option" has the meaning set forth in Section 1.11(a).

             "Loss" means, with respect to any Person, any diminution in value, consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Government Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss, and the investigation, defense or settlement of any of the foregoing, together with any interest that may accrue thereon.

             "Merger Consideration" has the meaning set forth in Section 1.4(b)(i).

             "New Base Ten Option Plan" has the meaning set forth in Section
5.11.

             "Officer's Certificate" of any Person means a certificate signed by such Person's president or chief financial officer (or an individual having comparable responsibilities with respect to such Person) stating that (a) the individual signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such individual to verify the accuracy of the information set forth in such certificate and (b) to the Knowledge of such individual, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the fact stated therein not misleading.

             "Permitted Lien" means, as to the Company Shares, the Base Ten Shares (as defined herein), and, as to other Assets of the Company, and Assets of Base Ten, (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Business of the Company or the business of Base Ten, as the case may be.

             "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             "Plan of Merger" has the meaning set forth in Section 1.1.

             "Plans" means all Employee Pension Plans, Employee Welfare Plans, Other Plans and Multiemployer Plans to which a Party contributes or is a party.

             "Professional Expenses" has the meaning set forth in Section 7.3.

             "Proprietary Rights" means all of the following owned by, issued to, or licensed to a Party: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works (including software developed by a Party for use in its business), all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(f) the Software; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

             "Purchase Agreement" has the meaning set forth in Section 1.11.

             "Quarterly Reports" has the meaning set forth in Section 3.5.

             "Release" means a release or discharge of substances, including hazardous substances, as set forth in CERCLA.

             "Schedule 14A" has the meaning set forth in Section 5.1(a).

             "SEC" means the United States Securities and Exchange Commission.

             "Securities Act" means the Securities of Act 1933, as amended.

             "Software" means all computer programs, software, data bases, source codes, magnetic tape, diskettes and punchcards used by or useful to a Party in the conduct of its business as currently conducted and presently proposed to be conducted.

             "Subsidiary" of any Person means any corporation, partnership, association or other business entity which such Person, directly or indirectly, controls or in which such Person has a majority ownership interest or, if less than a majority ownership interest, has the right to select Persons to serve on its governing board. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the manager, the managing director, or the general partner of such entity.

             "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments or withholding taxes or charges imposed by any Government Entity and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

             "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

             "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the Merger.

             "Treasury Regulations" means the United States Treasury Regulations promulgated pursuant to the Code.

         2.2 Other Definitional Provisions.

             (a) Accounting Terms. Accounting terms which are not defined herein have the meanings given to them under GAAP. To the extent that the definition of an accounting term set forth in this Agreement is inconsistent with the meaning of such term under GAAP, the definition in this Agreement will control. To the extent that financial statements were prepared in accordance with GAAP, no change in accounting principles shall be made from those utilized in preparing such financial statements (without regard to materiality) including with respect to the nature of accounts, level of reserves or level of accruals. For purposes of the preceding sentence, "changes in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

             (b) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement, including all exhibits and Schedules hereto, as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and exhibit references contained in this Agreement are references to Sections, clauses, Schedules and exhibits in or to this Agreement, unless otherwise specified.

             (c) "Including". The term "including" means including, without limitation.

             (d) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered, classified, or codified.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material inducement to the Company to enter into this Agreement, Base Ten hereby represents and warrants to the Company that:

         3.1      Organization and Power

                  (a) Base Ten is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Base Ten is duly qualified to do business in each jurisdiction in which it owns or occupies real property, each jurisdiction in which its employees are assigned, and each jurisdiction in which its ownership of property or conduct of business requires it to so qualify, except where the failure to be so qualified would not have a material adverse effect on the business of Base Ten. Schedule 3.1(a) lists every jurisdiction where Base Ten is duly qualified to do business, lists all states in which Base Ten owns, leases or is in control of any personal property or real property and all states in which any employees of Base Ten are located, and identifies each such employee and provides a brief description of such property.

                  (b) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Newco has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party. Newco was formed by Base Ten for the sole purpose of entering into the transactions contemplated by the Transaction Documents, and except for the rights and obligations created by this Agreement, Newco has no assets, liabilities or operations of any nature. Newco has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                  (c) Schedule 3.1(c) lists each Subsidiary of Base Ten and the jurisdiction of organization for each such Subsidiary of Base Ten.

                  (d) Except as set forth on Schedule 3.1(d), to the Knowledge of Base Ten, each Subsidiary of Base Ten (excluding Newco and any entity formed for the purpose of effecting the Reincorporation) is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business in each jurisdiction in which it owns or occupies real property, each jurisdiction in which its employees are assigned, and each jurisdiction in which its ownership of property or conduct of business requires it to so qualify, except to the extent that such failure to do so does not materially interfere with such business or use of such property.

                  (e) Except as set forth on Schedule 3.1(e), all of the issued and outstanding shares of each Subsidiary of Base Ten are owned by Base Ten.

                  (f) Schedule 3.1(f) lists the directors and officers of Base Ten. Base Ten represents and warrants that Base Ten has delivered correct and complete copies of the articles of incorporation and bylaws of Base Ten, including all amendments thereto, to the Company prior to the date of this Agreement. The minute books and stock transfer ledgers of Base Ten, which Base Ten represents and warrants will be made available to the Company prior to Closing, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors and all transfers in the capital stock of Base Ten.

         3.2      Capitalization.

                  (a) The authorized capital stock of Base Ten consists of 27,000,000 shares of Class A Common Stock, par value $5.00 per share (the "Base Ten Class A Common Stock"), 400,000 shares of Class B Common Stock, par value $5.00 per share (the "Base Ten Class B Common Stock," and together with the Base Ten Class A Common Stock, the "Base Ten Common Stock"), and 994,200.9375 shares of preferred stock, par value $1.00 per share (the "Base Ten Preferred Stock"). As of December 31, 2001, there were 5,358,812 shares of Base Ten Class A Common Stock outstanding, 12,667 shares of Class B Common Stock outstanding, and no shares of Base Ten Preferred Stock outstanding. As of December 31, 2001, a total of 629,781 shares of Base Ten Common Stock were reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of Base Ten Common Stock. Except as set forth on Schedule 3.2(a), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Base Ten to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests.

                  (b) The authorized capital stock of Newco consists of 2,500 shares of common stock, without par value, of which 100 shares are issued and outstanding. All of such issued and outstanding shares are owned by Base Ten.

         3.3 Validity of Shares of Base Ten Common Stock. The shares of Base Ten Common Stock to be issued in connection with the Merger (the "Base Ten Shares"), each of which shall be shares of Base Ten Class A Common Stock, have been duly authorized and will, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable, and free and clear of any pre-emptive rights of the stockholders of Base Ten.

         3.4      Authorization; Binding Effect; No Breach.

                  (a) The execution, delivery and performance by Base Ten of each Transaction Document to which it is a party has been duly authorized by Base Ten. Each Transaction Document to which Base Ten is a party constitutes a valid and binding obligation of Base Ten which is enforceable against Base Ten in accordance with its terms. The execution, delivery and performance by Base Ten of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of Base Ten or any agreement, instrument, or other document, or any Legal Requirement, to which Base Ten or any of its assets is subject.

                  (b) The execution, delivery and performance by Newco of each Transaction Document to which it is a party has been duly authorized by Newco. Each Transaction Document to which Newco is a party constitutes a valid and binding obligation of Newco which is enforceable against Newco in accordance with its terms. The execution, delivery and performance by Newco of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of Newco or any agreement, instrument, or other document, or any Legal Requirement, to which Newco or any of its assets is subject.

                  (c) On or prior to the date hereof, Base Ten has delivered the following documents to the Company

                      (i) copies of the resolutions duly adopted by Base Ten's board of directors authorizing Base Ten's execution, delivery and performance of this Agreement and the consummation of the Merger and all other transactions contemplated by this Agreement, certified by an officer of Base Ten;

                      (ii) copies of the resolutions duly adopted by Newco's board of directors authorizing Newco's execution, delivery and performance of this Agreement and the consummation of the Merger and all other transactions contemplated by this Agreement, certified by an officer of Newco;

                      (iii) copies of the resolutions duly adopted by Base Ten as the stockholder of Newco approving the Merger and this Agreement, certified by an officer of Newco; and

                      (iv) a certificate (dated not more than ten business days prior to the date hereof) of the Treasurer of the State of New Jersey as to the good standing of Base Ten in New Jersey.

         3.5 Base Ten Reports; Financial Statements. Base Ten has filed with the SEC each registration statement, report, proxy statement or information statement required to be filed by it since January 1, 2001 through the date hereof, including (i) Base Ten's Annual Report on Form 10-KSB for the year ended December 31, 2000 (the "Form 10-KSB"), and (ii) Base Ten's Quarterly Reports on Form 10-QSB for the calendar quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 (collectively, the "Quarterly Reports") copies of which have been made available to the Company. The Form 10-KSB and the Quarterly Reports are collectively referred to as, the "Base Ten Reports."

             (a) As of their respective dates, the Base Ten Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (b) As of their respective dates, the consolidated financial statements included in the Form 10-KSB complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Form 10-KSB (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Base Ten and its subsidiaries as of its date and each of the consolidated statements of income and of changes in cash flows included in or incorporated by reference into the Form 10-KSB (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of Base Ten for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein.

         3.6 Governmental Filings. Except as set forth on Schedule 3.6, other than the filing of the Merger Certificate with the State of Nevada, the filing with the SEC of the Joint Proxy Statement on Schedule 14A, both in preliminary and definitive forms (and any amendments thereto), the filing with the SEC of a Current Report on Form 8-K (and any amendments thereto), and filings with the SEC of notification pursuant to Rule 425 of the Securities Act, if necessary, the filing with the SEC of the Form 15, if eligible, and any filings with the states of New Jersey and Nevada, respectively, to effect the Reincorporation, subsequent to the Effective Time, no notices, reports or other filings are required to be made by Base Ten with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Base Ten from, any Government Entity in connection with the execution and delivery of this Agreement by Base Ten and the consummation of the transactions contemplated by the Transaction Documents.

         3.7 Assets of Base Ten.

             (a) The Assets of Base Ten (which, for purposes of this Section 3.7, includes the assets of each Subsidiary of Base Ten) and other assets reflected in the Books and Records of Base Ten constitute all of the assets and rights which are used or useful in the business of Base Ten as currently conducted and presently proposed to be conducted;

             (b) Base Ten has good and marketable title to, or a valid leasehold interest in or other rights to use (which other rights to use are described on the attached Schedule 3.7), all properties and assets used by Base Ten in its business, located on its premises, shown on the Latest Base Ten Balance Sheet or acquired by Base Ten since the date of the Latest Base Ten Balance Sheet, in each case free and clear of all Liens, other than Permitted Liens, and other than (i) properties and assets disposed of in the ordinary course of business and consistent with past practice by Base Ten since the date of the Latest Base Ten Balance Sheet (which disposals do not exceed $25,000 in the aggregate) and
(ii) Liens disclosed on the Latest Base Ten Balance Sheet (including any notes thereto); and

             (c) Base Ten's equipment and other tangible assets are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business of Base Ten and consistent with its past practice.

         3.8 Absence of Certain Changes. Except as disclosed in the Base Ten Reports filed prior to the date hereof, since December 31, 2000, Base Ten and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been any material adverse change in the financial condition, business, prospects or results of operations of Base Ten and its subsidiaries from December 31, 2000 through the date of this Agreement.

         3.9 Litigation. Except as set forth on Schedule 3.9, there are no civil, criminal or administrative actions, suits, claims, hearing, investigations, arbitrations, or proceedings pending or, to the Knowledge of Purchasers, threatened against Purchasers preventing, or which, if determined adversely to Purchasers would prevent Base Ten or Newco from consummating the transactions contemplated by the Transaction Documents.

         3.10 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon Base Ten or any of its Subsidiaries.

         3.11 Insurance. The attached Schedule 3.11 contains a description of each insurance policy maintained by Base Ten or its Subsidiaries with respect to Base Ten, its Subsidiaries, its properties, assets or business, and each such policy is in full force and effect. Base Ten is not in default of any obligation pursuant to any insurance policy described on Schedule 3.11.

         3.12 Tax Matters. Except as set forth in the attached Schedule 3.12:

              (a) Base Ten and each Subsidiary of Base Ten has timely filed all Tax Returns that it was required to file.

              (b) All such Tax Returns were and are true, correct and complete in all respects.

              (c) All Taxes owed by Base Ten and each Subsidiary of Base Ten (whether or not shown on any Tax Return for all time periods through the Closing
Date) have been paid. The amount of liability for unpaid Taxes for all time periods ending on or before the Closing Date will not exceed the amount of current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent Base Ten balance sheet.

              (d) No information related to Tax matters has been requested by any Taxing authority and there are no ongoing examinations or claims against Base Ten or any Subsidiary of Base Ten for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

              (e) Base Ten and each Subsidiary of Base Ten currently are not the beneficiary of any extension of time within which to file any Tax Return, except with respect to such Tax Returns due in 2001;

              (f) No claim has ever been made by an authority in a jurisdiction where Base Ten or a Subsidiary of Base Ten does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Base Ten and each Subsidiary is not required to file Tax Returns in any jurisdiction in which it is not currently filing Tax Returns.

              (g) There are (and as of immediately following the Closing Date there will be) no Liens other than Permitted Liens on any of the Assets of Base Ten or a Subsidiary of Base Ten that arose in connection with any failure (or alleged failure) to pay any Tax.

              (h) Base Ten and each Subsidiary of Base Ten has withheld and paid over to the proper governmental entities all Taxes required to have been withheld and paid over in all matters, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

              (i) To the Knowledge of any director or officer of Base Ten, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Assets of Base Ten or otherwise have an adverse effect on Base Ten or any of its Subsidiaries or their respective businesses.

              (j) There are no unresolved disputes or claims concerning the Tax liability of Base Ten or each Subsidiary of Base Ten.

              (k) Base Ten and each Subsidiary of Base Ten have been, and are currently not, subject to a Tax audit.

              (l) Base Ten and each Subsidiary have never waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency as to which the period of extension has not elapsed.

              (m) Base Ten has not filed any consent agreement under Section 341(f) of the Code concerning collapsible corporations.

              (n) Base Ten has never made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make, any payments that will not be deductible under Sections 280(G) and 404 of the Code.

              (o) Base Ten has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

              (p) Base Ten has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Section 6662 of the Code.

              (q) Base Ten and each Subsidiary of Base Ten are not a party to any Tax allocation, Tax indemnity or Tax sharing agreement. Base Ten (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than any of Base Ten) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

              (r) Base Ten's taxable year ends on December 31 of each year.

              (s) Base Ten currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed.

              (t) There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to Base Ten or any of its Subsidiaries that could affect their liability for Taxes for any period after the Closing Date.

              (u) No property of Base Ten is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

              (v) Base Ten is not a party to any lease made pursuant to Section 168(f) of the Code.

              (w) Base Ten will not be required to include in a taxable period ending after the date of the Closing income attributable to a prior taxable period that was not recognized in that prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or comparable provisions of state or local or foreign tax law.

         3.13     Contracts and Commitments.

                  (a) Contracts. Schedule 3.13(a) sets forth a complete list of all agreements to which Base Ten is a party and all agreements to which any Subsidiary of Base Ten is a party (the "Base Ten Contracts"). All references to Base Ten in this Section 3.13 refer to both Base Ten and to each Subsidiary of Base Ten. Other than this Agreement and the agreements described on the attached
Schedule 3.13(a), neither Base Ten nor any Subsidiary of Base Ten is a party to any currently in force written or oral:

                      (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not described on Schedule 3.13(a), or any contract with any labor union, or any severance agreement;

                      (ii) contract for the employment or engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis;

                      (iii) contract pursuant to which Base Ten has advanced or loaned funds, or agreed to advance or loan funds, to any other Person;

                      (iv) contract or indenture relating to any Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the Base Ten Shares or any of the Assets of Base Ten;

                      (v) contract pursuant to which Base Ten is the lessee of, or holds or operates, any real or personal property owned by any other Person;

                      (vi) contract pursuant to which Base Ten is the lessor of, or permits any third party to hold or operate, any real or personal property owned by Base Ten or of which Base Ten is a lessee;

                      (vii) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right) which is material to the business of Base Ten and is not described on
Schedule 3.13(a);

                      (viii) contract or agreement with respect to services rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with Base Ten's past practice;

                      (ix) contract prohibiting Base Ten from freely engaging in any business anywhere in the world;

                      (x) independent sales representative or distributorship agreement with respect to the business of Base Ten; or

                      (xi) executory contract (other than one described in Sections 3.13(a)(i) through 3.13(a)(x)) which is material to Base Ten or involves a consideration in excess of $5,000.

                  (b) Enforceability. Each Base Ten Contract described on
Schedule 3.13(a) is a valid and binding agreement of Base Ten, enforceable by Base Ten in accordance with its terms, except as such enforceability against the other parties thereto may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c) Compliance. Except as set forth on Schedule 3.13(c), Base Ten has performed all obligations required to be performed by it under each Base Ten Contract, and Base Ten is not in default under or in breach of (nor is it in receipt of any claim of any such default under or breach of) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance under any obligation of Base Ten pursuant to any Base Ten Contract. Base Ten has no present expectation or intention of not fully performing any obligation of Base Ten pursuant to any Base Ten Contract, and Base Ten has no Knowledge of any breach or anticipated breach by any other party to any Base Ten Contract.

                  (d) Leases. With respect to each Base Ten Contract which is a lease of personal property, Base Ten holds a valid and existing leasehold interest under such lease for the term thereof.

                  (e) Affiliated Transactions. Except as set forth on Schedule 3.13(e), no current officer, director, stockholder or Affiliate of Base Ten (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any executory agreement, contract, commitment or transaction with Base Ten (other than this Agreement) or has any interest in any property used by Base Ten.

         3.14     Proprietary Rights. All references to Base Ten in this Section
3.14 refer to both Base Ten and to each Subsidiary of Base Ten.

                  (a) Schedule. The attached Schedule 3.14(a) contains a complete and accurate list of all Proprietary Rights, both domestic and foreign, including but not limited to (i) all patented or registered Proprietary Rights owned by Base Ten or used in connection with its business, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of Base Ten or used in connection with the Business, (iii) all registered trade names, trademarks, corporate names, and websites, and unregistered trade names, trademarks, and service marks owned by Base Ten or used in connection with its business, (iv) all inventions, trade secrets, or other proprietary information not otherwise the subject of a patent, patent application, or registered application to register Proprietary Rights, and (v) all registered and unregistered copyrights and computer software which are material to the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of Base Ten. The attached Schedule 3.14(a) also contains a complete and accurate list of all licenses, covenants not to sue, and other rights granted by Base Ten to any third party, all licenses, covenants not to sue, and other rights granted by any third party to Base Ten, with respect to any Proprietary Rights, a general description of all agreements or arrangements of escrows of source codes in favor of licensees together with a description of the location of copies of all such agreements. The Proprietary Rights comprise all intellectual property rights which are used or useful in the operation of the business of Base Ten or is otherwise owned by Base Ten.

                  (b) Ownership; Claims. Base Ten owns and possesses all right, title and interest in and to (or has the right to use pursuant to a valid and enforceable license) all Proprietary Rights described on Schedule 3.14(a) which are necessary or desirable for the operation of Base Ten's business as presently conducted and as presently proposed to be conducted, and Base Ten has taken all necessary actions to maintain and protect its interest in all the Proprietary Rights. The owners of the Proprietary Rights licensed to Base Ten have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses.

                      (i) Base Ten owns in the entirety or has the right to use all of the Proprietary Rights described on Schedule 3.14(a) and each other Proprietary Right that is material to the conduct of the business of Base Ten (in each case free and clear of all Liens and free of all claims to the use by others);

                      (ii) there have been no claims made against Base Ten asserting the invalidity, misuse or unenforceability of any of such Proprietary Rights, and there are no grounds known to Base Ten for any such claim;

                      (iii) except as set forth on Schedule 3.14(b), Base Ten has not received any notice of (and is not aware of any facts that indicate a likelihood of) any infringement or misappropriation by, or conflict with, any Person with respect to any of such Proprietary Rights (including any demand or request that Base Ten license rights from any Person),

                      (iv) the conduct of the business of Base Ten has not infringed, misappropriated or violated, and does not infringe, misappropriate or violate in any respect, any proprietary right of any other Person;

                      (v) except as set forth on Schedule 3.14(b), to the Knowledge of Base Ten, such Proprietary Rights have not been infringed, misappropriated or violated in any respect by any other Person; and

                      (vi) the consummation of the transactions contemplated by this Agreement will have no adverse effect on any such Proprietary Right.

                  (c) Except as set forth on Schedule 3.14(c), all Proprietary Rights set forth on Schedule 3.14(a) may be assigned by Base Ten without obtaining the prior consent of any Person other than a Party to this Agreement.

         3.15     Employees.

                  (a) Continued Employment. Except as set forth on Schedule 3.15, to Base Ten's Knowledge, no executive or key employee of Base Ten, or any Subsidiary of Base Ten, or any group of employees of Base Ten or any Subsidiary of Base Ten, has any plans to terminate employment with Base Ten or such Subsidiary.

                  (b) Compliance and Restrictions. Base Ten and its Subsidiaries have substantially complied with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and Base Ten and its Subsidiaries have no labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or grievances). Except as set forth on the attached Schedule 3.15, neither Base Ten, any Subsidiary of Base Ten, nor any employees of Base Ten or any Subsidiary of Base Ten are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the business activities as presently conducted or as proposed to be conducted. Except as set forth on Schedule 3.15, the consummation of this Agreement will not give rise to (i) the vesting of any restricted stock of Base Ten or any Subsidiary of Base Ten, (ii) any change of control provisions set forth in any agreement between any Person and Base Ten or any Subsidiary of Base Ten, (iii) any severance payments to become due and owing to any Person by Base Ten or by any Subsidiary of Base Ten, or (iv) any other similar benefits.

         3.16 ERISA. All references to Base Ten in this Section 3.16 refer to both Base Ten and to each Subsidiary of Base Ten. Except as set forth on the attached Schedule 3.16, with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of Base Ten:

                  (a) Base Ten neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability, accident, vacation, tuition reimbursement or other fringe benefits ("Other Plans");

                  (b) Base Ten does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

                  (c) Base Ten does not contribute to or participate in, and has not contributed to or participated in for the past six years, any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

                  (d) Base Ten does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate Government Entity or distributed to participants, and Base Ten has complied substantially with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) Base Ten has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes Base Ten (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a risk to Base Ten or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on Base Ten or any of the Base Ten Shares or any of the Assets of Base Ten after the Closing.

         3.17     Real Estate.

                  (a) Owned Properties. Neither Base Ten nor any Subsidiary of Base Ten owns any real property.

                  (b) Leased Property. The attached Schedule 3.17(b) lists all real property leased or subleased to Base Ten or to any Subsidiary of Base Ten, and all other real property which is used in the business of Base Ten (or any Subsidiary of Base Ten) and not owned by Base Ten or any Subsidiary of Base Ten (the "Base Ten Leased Real Property"). Base Ten has delivered to the Company's legal counsel correct and complete copies of the leases and subleases listed on
Schedule 3.17(b) (collectively, the "Base Ten Leases"). With respect to the Base Ten Leased Real Property and each of the Base Ten Leases:

                      (i) such Base Ten Lease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) Base Ten is not aware that any party to such Base Ten Lease is in breach or default, and Base Ten is not aware that any event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration of such Base Ten Lease;

                      (iii) Base Ten is not aware that any party to such Base Ten Lease has repudiated any provision thereof;

                      (iv) there are no disputes, oral agreements, or forbearance programs in effect as to such Base Ten Lease;

                      (v) in the case of each Base Ten Lease which is a sublease, the representations and warranties set forth in clauses 3.17(b)(i) through (v) are true and correct with respect to the underlying lease;

                      (vi) Base Ten has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Base Ten Lease;

                      (vii) none of the Base Ten Leases has been modified in any respect, except to the extent that such modifications are in writing and have been delivered or made available to the Company;

                      (viii) to the Knowledge of Base Ten, all buildings, improvements and other structures located upon the Base Ten Leased Real Property have received all approvals of Governmental Entities, including licenses and permits, required in connection with the operation of the business thereon and have been operated and maintained in accordance with all applicable Legal Requirements and the terms and conditions of the Base Ten Leases; and

                      (ix) to the Knowledge of Base Ten, all buildings, structures and other improvements located upon the Base Ten Leased Real Property, including all components thereof, are in good operating condition subject to the provision of usual and customary maintenance in the ordinary course of business with respect to buildings, structures and improvements of like age and construction and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage and other utility lines and systems serving the Base Ten Leased Real Property are sufficient to enable the continued operation of the Base Ten Leased Real Property in the manner currently being used in connection with the operation of the business of Base Ten.

         3.18 Compliance with Laws. All references to Base Ten in this Section
3.18 refer to both Base Ten and to each Subsidiary of Base Ten.

              (a) Generally. Except as set forth on Schedule 3.18(a), Base Ten has not violated any Legal Requirement, and Base Ten has not received notice alleging any such violation.

              (b) Required Permits. Base Ten has complied with (and is in compliance with) all permits, licenses and other authorizations required for the occupation of Base Ten facilities and the operation of the business of Base Ten. The items described on the attached Schedule 3.18(b) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity which are required for the consummation of the Merger, or any other transaction contemplated by the Transaction Documents or the conduct of the business of Base Ten (as it is presently conducted by Base Ten) thereafter.

              (c) Environmental and Safety Matters. Without limiting the generality of Sections 3.18(a) and (b), except as set forth on Schedule 3.18(c):

                  (i) Base Ten has complied, and is in compliance with, all Environmental and Safety Requirements.

                  (ii) Without limiting the generality of the foregoing, Base Ten has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business. A list of all such permits, licenses and other authorizations is set forth on the attached Schedule 3.18(b).

                  (iii) Base Ten has not received any written or oral notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its facilities and arising under Environmental and Safety Requirements.

                  (iv) None of the following exists at any property or facility owned, operated or occupied by Base Ten:

                       (1)     underground storage tanks or surface impoundments
                       (2) asbestos-containing material in any form or condition; or
                       (3) materials or equipment containing polychlorinated biphenyls.

                  (v) Base Ten has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Substance, or owned or operated any facility or property, so as to give rise to liabilities of Base Ten for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local Environmental and Safety Requirements.

                  (vi) Neither this Agreement nor the consummation of the Merger will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                  (vii) Base Ten has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

                  (viii) No Environmental Lien has attached to any property now or previously owned, leased or operated by Base Ten.

                  (ix) Without limiting the foregoing, no facts, events or conditions relating to the Leased Real Property, or other past or present facilities, properties or operations of Base Ten will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

         3.19 Product Warranty. Except as set forth on the attached Schedule 3.19, all products manufactured, serviced, distributed, sold or delivered by Base Ten have been manufactured, serviced, distributed, sold and/or delivered in conformity with all applicable contractual commitments and all express and implied warranties. No liability of Base Ten exists for replacement or other damages in connection with any such product.

         3.20 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Base Ten, or on behalf of any Subsidiary of Base Ten, except as set forth on Schedule 3.20.

         3.21 Bank Accounts. Schedule 3.21 identifies the names and locations of all banks, depositories and other financial institutions in which Base Ten, or any Subsidiary of Base Ten or any other Person on behalf of Base Ten, has an account or safe deposit box and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

         3.22 Disclosure. Neither this Article III nor any certificate or other item delivered to the Company by or on behalf of Purchasers with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Purchasers to enter into this Agreement, the Company hereby represents and warrants to Purchasers that:

         4.1      Organization and Power; The Company Shares

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company is duly qualified to do business in each jurisdiction in which it owns or occupies real property, each jurisdiction in which its employees are assigned, and each jurisdiction in which its ownership of property or conduct of business requires it to so qualify, except where the failure to be so qualified would not have a material adverse effect on the business of the Company.
Schedule 4.1(a) lists every jurisdiction where the Company is duly qualified to do business, lists all states in which the Company owns, leases or is in control of any personal property or real property and all states in which any employees of the Company are located, and identifies each such employee and provides a brief description of such property. The Company has the requisite corporate power necessary to own and operate its properties, carry on the Business and enter into, deliver and carry out the transactions contemplated by the Transaction Documents.

                  (b) Schedule 4.1(b) lists the directors and officers of the Company. The Company represents and warrants that the Company has delivered correct and complete copies of the articles of incorporation and bylaws of the Company, including all amendments thereto, to Base Ten prior to the date of the Agreement. The minute books and stock transfer ledgers of the Company, which the Company represents and warrants will be made available to Base Ten prior to Closing, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors and all transfers in the Capital Stock of the Company.

         4.2      Capitalization.

                  (a) As of December 31, 2001, the authorized capital stock of the Company consists solely of 75,000,000 shares of capital stock (the "Capital Stock of the Company"), including 50,000,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"), of which 2,655,000 shares are issued and outstanding, and of which 2,017,722 shares of Company Common Stock are not issued and outstanding but are issuable upon conversion or exercise of other securities, 25,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"), of which 325,000 shares are designated as Series A-1 Preferred Stock (of which 325,000 shares are issued and outstanding), and 1,375,000 shares are designated as Series A-2 Preferred Stock (of which 1,316,009 shares are issued and outstanding), and 5,000,000 shares are designated as Series A-3 Preferred Stock (of which 4,536,320 shares are issued and outstanding, including shares issued to Base Ten and all shares of Series A-3 Preferred Stock that may be or become issuable upon the exercise or conversion of any security or upon exercise of any right). At the Effective Time, the Company shall have no more than 5,000,000 shares of Company Common Stock issued and outstanding (including shares of Company Common Stock issuable upon the exercise or conversion of any security), and the Company shall have no more than 7,000,000 shares of Company Preferred Stock issued and outstanding. Each share of Company Preferred Stock is convertible into no more than one share of Company Common Stock. All issued and outstanding shares of Capital Stock of the Company on the date hereof are, and all shares of Capital Stock of the Company that will be issued and outstanding immediately prior to the Effective Time shall be, duly authorized, validly issued, outstanding, fully paid and nonassessable.

                  (b)      Except as set forth on Schedule 4.2(b):

                           (i) there are no outstanding or authorized options,
warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests;

                           (ii) there are no outstanding or authorized stock
appreciation, phantom stock, profit participation or similar rights with respect to the Capital Stock of the Company;

                           (iii) there are no voting trusts, proxies or other
agreements or understandings with respect to the voting of the capital stock of the Company;

                           (iv) no officer or director of the Company has any
rights in any specific property of the Company.

                           (v) neither the Company nor any of its respective
Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, to transfer or dispose of the Company Shares or the Business of the Company (or any substantial portion thereof) to any Person other than Base Ten, and neither has entered into any agreement, nor are either of them bound by any obligation of any kind whatsoever, to issue any Capital Stock of the Company to any Person.

                           (vi) since September 30, 2001, (i) the Company has
not declared or made any payment of any dividend or other distribution in respect of the Capital Stock of the Company, (ii) the Company has not redeemed, purchased, or otherwise acquired any of the Company's capital stock or equity interests, and (iii) there has not been any split, combination or reclassification or any shares of the Capital Stock of the Company.

         4.3      Authorization; Binding Effect; No Breach.

                  (a) The execution, delivery and performance by the Company of each Transaction Document to which it is a party has been duly authorized by the Company. Each Transaction Document to which the Company is a party constitutes a valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms. Except as set forth on Schedule 4.3, the execution, delivery and performance of the Transaction Documents to which the Company is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any Lien upon any of the Company Shares or any of the Assets of the Company under, (iv) give any third party the right to modify, terminate or accelerate any liability or obligation of the Company under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of the Company or any agreement, instrument or other document, or any Legal Requirement, to which the Company, any of the Company Shares or any of the Assets of the Company is subject. Without limiting the generality of the foregoing, neither the Company nor any of its Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly, to transfer or dispose of the Company Shares or any portion thereof, except as provided herein, or, whether by sale of stock or assets, assignment, merger, consolidation or otherwise, the Business of the Company or the Assets of the Company (or any substantial portion thereof) to any Person other than Base Ten, and neither the Company nor any of its Affiliates has entered into any agreement, nor is any such Person bound by any obligation of any kind whatsoever, to issue any Capital Stock of the Company to any Person.

                  (b) On or prior to the date hereof, the Company has delivered the following documents to Base Ten:

                           (i) copies of the resolutions duly adopted by the
Company's board of directors authorizing the Company's execution, delivery and performance of this Agreement and the consummation of the Merger and all other transactions contemplated by this Agreement, certified by an officer of the Company;

                           (ii) a certificate (dated not more than ten business
days prior to the date hereof) of the Secretary of State of the State of Nevada as to the good standing of the Company in Nevada; provided, that, the Company may deliver such certificate to Base Ten on or before January 22, 2002.

         4.4 Subsidiaries; Investments. Except as set forth on the attached
Schedule 4.4, the Company has no Subsidiaries and does not own, or hold any rights to acquire, any capital stock or any other security, interest, or Investment in any other Person other than investments that constitute cash or cash equivalents.

         4.5      Financial Statements and Related Matters.

                  (a) Financial Statements. The Company (i) has delivered to Base Ten the unaudited balance sheet of each of the Company as of September 30, 2001 (the "Latest Company Balance Sheet"), the related unaudited consolidated statements of income and cash flows for the nine month period then ended as well as the interim consolidated balance sheets at September 30, 2001 and the consolidated statements of income and cash flows for the three month period ended September 30, 2001 (collectively, the "Unaudited Financial Statements"), copies of which are annexed to Schedule 4.5, and (ii) will deliver to Base Ten, on or before February 4, 2002, the audited consolidated balance sheets of the Company as of December 31, 2000, and the audited related consolidated statements of income and cash flows for the 12-month periods ending December 31, 2000 and December 31, 1999 (the "Audited Financial Statements").

                      (i) Except as set forth on the attached Schedule 4.5, each of the Unaudited Financial Statements (including in all cases the notes thereto, if any) presents fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of operation for such periods, is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete), has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein (subject to the absence of notes and audit adjustments), and is consistent with the Audited Financial Statements.

                      (ii) Except as set forth on the attached Schedule 4.5, each of the Audited Financial Statements (including in all cases the notes thereto) presents fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of operation for such periods, are accurate and complete, are consistent with the books and records of the Company (which, in turn, are accurate and complete) and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein.

                  (b) Receivables. The notes and accounts receivable of the Company on the Closing Date represent actual transactions, will be valid receivables, will be current and collectible, will not be subject to valid counterclaims or setoffs and will be collected in accordance with their terms at the aggregate amount recorded on the Company's books and records as of the Closing, net of an amount of allowances for doubtful accounts set forth on the Latest Company Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP.

                  (c) Inventory. The inventory of the Company of the date of the Latest Company Balance Sheet, net of the reserves applicable to such inventory set forth on the Latest Company Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP, consists of a quantity and quality which is usable and salable in the ordinary course of business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

                  (d) Reserves. The allowance for possible other reserves set forth on the Latest Company Balance Sheet was adequate at the time to cover all known or reasonably anticipated contingencies.

         4.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.6, as of the Closing Date, neither the Company nor any Subsidiary of the Company has any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities set forth on the face of the Latest Company Balance Sheet, (b) current liabilities which have arisen after the date of the Latest Company Balance Sheet, in the ordinary course of business and consistent with the Company's past practice, as applicable (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed in writing to Purchasers, and (c) other liabilities and obligations expressly disclosed and quantified in the other Schedules to this Agreement.

         4.7      Assets of the Company.

                  (a) The Assets of the Company and other assets reflected in the Books and Records of the Company constitute all of the assets and rights which are used or useful in the Business as currently conducted and presently proposed to be conducted;

                  (b) The Company has good and marketable title to, or a valid leasehold interest in or other rights to use (which other rights to use are described on the attached Schedule 4.7), all properties and assets used by it in the Business of the Company, located on its premises, shown on the Latest Company Balance Sheet or acquired by the Company since the date of the Latest Company Balance Sheet, in the each case free and clear of all Liens, other than Permitted Liens, and other than (i) properties and assets disposed of in the ordinary course of business and consistent with the Company's past practice by the Company since the date of the Latest Company Balance Sheet (which disposals do not exceed $25,000 in the aggregate) and (ii) Liens disclosed on the Latest Company Balance Sheet (including any notes thereto); and

                  (c) The Company's equipment and other tangible assets, and the equipment and tangible assets of each Subsidiary of the Company, are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business of the Company and its Subsidiaries and consistent with its past practice.

         4.8 Absence of Certain Developments. Since December 31, 2000, there has been no material adverse change in the financial condition, operating results, assets, customer or supplier relations, employee relations, or business prospects of the Company and no customer or vendor has any plans to terminate its relationship with the Company. Except as set forth on Schedule 4.8 or otherwise expressly contemplated by this Agreement, since the date of the Latest Company Balance Sheet, the Company has not:

             (a) engaged in any activity which has resulted in (i) any acceleration or delay of the collection of the Company's accounts or notes receivable, (ii) any delay in the payment in the Company's accounts payable, or
(iii) any increase in the Company's purchases of raw materials, in each case as compared with the Company's custom and practice in the conduct of the Business immediately prior to the date of the Latest Company Balance Sheet;

             (b) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business and consistent with the Company's past practice;

             (c) mortgaged or pledged any of the Company Shares or any Asset or subjected any of the Company Shares or any Asset to any Lien;

             (d) sold, assigned, conveyed, transferred, canceled or waived any property, tangible asset or other intangible asset or right of the Company other than in the ordinary course of business and consistent with the Company's past practice;

             (e) waived any right of the Company other than in the ordinary course of business or consistent with the Company's past practice;

             (f) made commitments for capital expenditures by the Company which, in the aggregate, would exceed $10,000;

             (g) made any loan or advance to, or guarantee for the benefit of, or any Investment in, any other Person on behalf of the Company;

             (h) granted any bonus or any increase in wages, salary or other compensation to any employee of the Company (other than any increase in wages or salaries granted in the ordinary course of business and consistent with the Company's past practice granted to any employee who is not affiliated with the Company other than by reason of such Person's employment by the Company);

             (i) made any charitable contributions on behalf of the Company;

             (j) suffered damages, destruction or casualty losses which, in the aggregate, exceed $10,000 (whether or not covered by insurance) to any Asset;

             (k) received any indication from any supplier of the Company to the effect that such supplier will stop, or decrease the rate of, supplying materials, products or services to the Company (whether or not the Merger is consummated), or received any indication from any customer of the Company to the effect that such customer will stop, or decrease the rate of, buying materials, products or services from the Company (whether or not the Merger is consummated);

             (l) entered into any transaction other than in the ordinary course of business and consistent with the Company's past practice, or entered into any other transaction, whether or not in the ordinary course of business, which may adversely affect the Company;

             (m) declared, set aside, or paid any dividend or made any distribution with respect to the Company's capital stock or equity interests or redeemed, purchased, or otherwise acquired any of the Company's capital stock or equity interests;

             (n) adopted or amended any employee benefit or welfare plan relating to the employees of the Company; or

             (o) received any indication from any key employee to the effect that such key employee will terminate employment with the Company; or

             (p) agreed to do any act described in any of clauses 4.8(a) through
(o).

         4.9 Governmental Filings. Except as set forth on Schedule 4.9, other than the filing of the Merger Certificate with the State of Nevada, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Government Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by the Transaction Documents.

         4.10 Tax Matters. Except as set forth on Schedule 4.10:

             (a) The Company has timely filed all Tax Returns that it was required to file.

             (b) All such Tax Returns were and are true, correct and complete in all respects.

             (c) All Taxes owed by the Company (whether or not shown on any Tax Return for all time periods through the Closing Date) have been paid. The amount of liability for unpaid Taxes for all time periods ending on or before the Closing Date will not exceed the amount of current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Latest Company Balance Sheet.

             (d) No information related to Tax matters has been requested by any Taxing authority and there are no ongoing examinations or claims against the Company or any Subsidiary for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

             (e) The Company currently are not the beneficiary of any extension of time within which to file any Tax Return, except with respect to such Tax Returns due in 2001;

             (f) No claim has ever been made by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company is not required to file Tax Returns in any jurisdiction in which it is not currently filing Tax Returns.

             (g) There are (and as of immediately following the Closing Date there will be) no Liens other than Permitted Liens on any of the Assets of the Company or a Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

             (h) The Company has withheld and paid over to the proper governmental entities all Taxes required to have been withheld and paid over in all matters, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

             (i) To the Knowledge of any director or officer of the Company, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Assets of the Company or otherwise have an adverse effect on the Company or any of its Subsidiaries or their respective businesses.

             (j) There are no unresolved disputes or claims concerning the Tax liability of the Company or each Subsidiary.

             (k) The Company has been, and are currently not, subject to a Tax audit.

             (l) The Company has never waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency as to which the period of extension has not elapsed.

             (m) The Company has not filed any consent agreement under Section 341(f) of the Code concerning collapsible corporations.

             (n) The Company has never made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Sections 280(G) and 404 of the Code.

             (o) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

             (p) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Section 6662 of the Code.

             (q) The Company is not a party to any Tax allocation, Tax indemnity or Tax sharing agreement. The Company (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than any of the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

             (r) The Company's taxable year ends on December 31 of each year.

             (s) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed.

             (t) There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to the Company or any of its Subsidiaries that could affect their liability for Taxes for any period after the Closing Date.

             (u) No property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (v) The Company is not a party to any lease made pursuant to
Section 168(f) of the Code.

             (w) The Company will not be required to include in a taxable period ending after the date of the Closing income attributable to a prior taxable period that was not recognized in that prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Code or comparable provisions of state or local or foreign tax law.

         4.11 Contracts and Commitments.

             (a) Contracts. Schedule 4.11(a) sets forth a complete list of all agreements to which the Company is a party (the "Contracts"). Other than this Agreement and the agreements described on Schedule 4.11(a), the Company is not a party to any written or oral:

                 (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not described on the attached Schedule 4.17, or any contract with any labor union, or any severance agreement;

                 (ii) contract for the employment or engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis;

                 (iii) contract pursuant to which the Company has advanced or loaned funds, or agreed to advance or loan funds, to any other Person;

                 (iv) contract or indenture relating to any Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the Company Shares or any of the Assets of the Company;

                 (v) contract pursuant to which the Company is the lessee of, or holds or operates, any real or personal property owned by any other Person;

                 (vi) contract pursuant to which the Company is the lessor of, or permits any third party to hold or operate, any real or personal property owned by the Company or of which the Company is a lessee;

                 (vii) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right) which is material to the Business and is not described on Schedule 4.12(a);

                 (viii) contract or agreement with respect to services rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with the Company's past practice;

                 (ix) contract prohibiting the Company from freely engaging in any business anywhere in the world;

                 (x) independent sales representative or distributorship agreement with respect to the Business; or

                 (xi) executory contract (other than one described in Sections 4.11(a)(i) through 4.11(a)(x)) which is material to the Company or involves a consideration in excess of $5,000.

             (b) Enforceability. Each Contract described on the attached
Schedule 4.11(a) is a valid and binding agreement of the Company, enforceable by the Company in accordance with its terms, except as such enforceability against the other parties thereto may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

             (c) Compliance. Except as set forth on Schedule 4.11(c), the Company has performed all obligations required to be performed by it under each Contract, and the Company is not in default under or in breach of (nor is it in receipt of any claim of any such default under or breach of) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance under any obligation of the Company pursuant to any Contract. The Company has no present expectation or intention of not fully performing any obligation of the Company pursuant to any Contract, and the Company have no Knowledge of any breach or anticipated breach by any other party to any Contract.

             (d) Leases. With respect to each Contract which is a lease of personal property, the Company holds a valid and existing leasehold interest under such lease for the term thereof.

             (e) Affiliated Transactions. Except as set forth on Schedule 4.11(e), no officer, director, stockholder or Affiliate of the Company (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any agreement, contract, commitment or transaction with the Company (other than this Agreement) or has any interest in any property used by the Company.

             (f) Copies. Purchasers' legal counsel has been supplied with a true and correct copy of each written Contract, each as currently in effect.

         4.12     Proprietary Rights.

                  (a) Schedule. The attached Schedule 4.12(a) contains a complete and accurate list of all Proprietary Rights, both domestic and foreign, including but not limited to (i) all patented or registered Proprietary Rights owned by the Company or used in connection with the Business, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of the Company or used in connection with the Business, (iii) all registered trade names, trademarks, corporate names, and websites, and unregistered trade names, trademarks and service marks owned by the Company or used in connection with the Business, (iv) all inventions, trade secrets or other proprietary information not otherwise the subject of a patent, patent application, or registered application to register Proprietary Rights, and (v) all registered and unregistered copyrights and computer software which are material to the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company. The attached Schedule 4.12(a) also contains a complete and accurate list of all licenses, covenants not to sue, and other rights granted by the Company to any third party, all licenses, covenants not to sue, and other rights granted by any third party to the Company, with respect to any Proprietary Rights, a general description of all agreements or arrangements of escrows of source codes in favor of licensees together with a description of the location of copies of all such agreements. The Proprietary Rights comprise all intellectual property rights which are used or useful in the operation of the Business or is otherwise owned by the Company.

                  (b) Ownership; Claims. The Company believes that it owns and possesses all right, title and interest in and to (or has the right to use pursuant to a valid and enforceable license) all Proprietary Rights described on
Schedule 4.12(a) which are necessary or desirable for the operation of the Company's business and is not aware of rights which it does not own or possess which it believes are necessary for its business as presently conducted and as presently proposed to be conducted, and the Company has taken all necessary actions to maintain and protect its interest in all the Proprietary Rights. The Company believes that the owners of the Proprietary Rights licensed to the Company have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses in the United States and in the United Kingdom.

                      (i) The Company owns in the entirety or has the right to use all of the Proprietary Rights described on such Schedule and each other Proprietary Right which is material to the conduct of the Business (in each case free and clear of all Liens and free of all claims to the use by others).

                      (ii) There have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such Proprietary Rights, and there are no grounds known to the Company for any such claim.

                      (iii) Except as set forth on Schedule 4.12(b), the Company has not received any notice of (nor is it aware of any facts which indicate a likelihood of) any infringement or misappropriation by, or conflict with, any Person with respect to any of such Proprietary Rights (including any demand or request that the Company license rights from any Person).

                      (iv) The conduct of the Business has not infringed, misappropriated, or violated, and does not infringe, misappropriate or violate in any respect, any proprietary right of any other Person, nor would Purchasers' conduct of the Business as presently conducted infringe, misappropriate or violate in any respect any proprietary right of any other Person.

                      (v) To the Knowledge of the Company, such Proprietary Rights have not been infringed, misappropriated or violated in any respect by any other Person.

                      (vi) The consummation of the transactions contemplated by this Agreement will have no adverse effect on any such Proprietary Right.

                  (c) Except as set forth on Schedule 4.12(c), all Proprietary Rights set forth on Schedule 4.12(a) may be assigned by the Company in accordance with this Agreement without obtaining the prior consent of any Person other than a Party to this Agreement.

             4.13 Litigation. Except as set forth on Schedule 4.13, there is no action, suit, proceeding, order, investigation or claim pending against or affecting the Company or the Business (pending or threatened against or affecting any officer, director or employee of the Company), at law or in equity, or before or by any Government Entity, including (a) with respect to the transactions contemplated by the Transaction Documents, or (b) concerning the design, manufacture, rendering or sale by the Company of any product or service or otherwise concerning the conduct of the Business, and, in the case of subsections (a) and (b), there is no basis for any of the foregoing.

             4.14 Brokerage. Except as set forth on Schedule 4.14, there is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon the Company or to which the Company or any of the Company Shares or any of the Assets of the Company is subject.

             4.15 Insurance. The attached Schedule 4.15 contains a description of each insurance policy maintained by the Company with respect Company's properties, assets or business, and each such policy is in full force and effect. The Company is not in default of any obligation pursuant to any insurance policy described on Schedule 4.15.

             4.16 Employees.

                  (a) Continued Employment. Except as set forth on Schedule 4.16, to the Knowledge of the Company, no executive or key employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company.

                  (b) Compliance and Restrictions. The Company has substantially complied with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company has no labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or grievances). Except as set forth on Schedule 4.16, neither the Company nor any employees of the Company are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the Business activities as presently conducted or as proposed to be conducted. Except as set forth on
Schedule 4.16, the consummation of this Agreement will not give rise to (i) the vesting of any restricted stock of the Company, (ii) any change of control provisions set forth in any agreement between any Person and the Company, (iii) any severance payments to become due and owing to any Person by the Company, or
(iv) any other similar benefits becoming payable.

             4.17 ERISA. Except as set forth on the attached Schedule 4.17, with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of the Company:

                  (a) the Company neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) (Employee Welfare Plans), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability, accident, vacation, tuition reimbursement or other fringe benefits (Other Plans);

                  (b) the Company does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) (Employee Pension Plans);

                  (c) the Company does not contribute to or participate in, and has neither contributed to nor participated in for the past six years, any multiemployer plan (as defined in Section 3(37) of ERISA) (a Multiemployer
Plan);

                  (d) the Company does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate Government Entity or distributed to participants, and the Company has complied substantially with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) the Company has not incurred any liability to the Pension Benefit Guaranty Corporation (the PBGC), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Company (the Controlled Group) that has not been satisfied in full, and no condition exists that presents a risk to the Company or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on the Company or any of the Company Shares or any of the Assets of the Company after the Closing.

             4.18 Real Estate.

                  (a) Owned Properties. Except as set forth on Schedule 4.18(a), the Company owns no real property.

                  (b) Leased Property. The attached Schedule 4.18(b) lists and describes briefly all real property leased or subleased to the Company and all other real property which is used in the Business and not owned by the Company (the "Leased Real Property of the Company"). The Company has delivered to Purchasers' legal counsel correct and complete copies of the leases and subleases listed on Schedule 4.18(b) (collectively, the "Company Leases"). With respect to the Leased Real Property and each of the Leases, except as set forth on Schedule 4.18(b):

                      (i) such Company Lease is legal, valid, binding, enforceable, and in full force and effect;

                      (ii) the Company is not aware that any party to such Company Lease is in breach or default, and the Company is not aware that any event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration of such Company Lease;

                      (iii) the Company is not aware that any party to such Company Lease has repudiated any provision thereof;

                      (iv) there are no disputes, oral agreements, or forbearance programs in effect as to such Company Lease;

                      (v) in the case of each Company Lease which is a sublease, the representations and warranties set forth in clauses 4.18(b) (i) through (v) are true and correct with respect to the underlying lease;

                      (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Company Lease;

                      (vii) none of the Company Leases has been modified in any respect, except to the extent that such modifications are in writing and have been delivered or made available to Purchasers;

                      (viii) to the Knowledge of the Company, all buildings, improvements and other structures located upon the Leased Real Property of the Company have received all approvals or Governmental Entities, including licenses and permits, required in connection with the operation of the Business thereon and have been operated and maintained in accordance with all applicable Legal Requirements and the terms and conditions of the Company Leases; and

                      (ix) to the Knowledge of the Company, all buildings, structures and other improvements located upon the Leased Real Property of the Company, including all components thereof, are in good operating condition subject to the provision of usual and customary maintenance in the ordinary course of business with respect to buildings, structures and improvements of like age and construction and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage and other utility lines and systems serving the Leased Real Property of the Company are sufficient to enable the continued operation of the Leased Real Property of the Company in the manner currently being used in connection with the operation of the Business of the Company.

             4.19 Compliance with Laws.

                  (a) Generally. Except as set forth on Schedule 4.19(a), the Company has not violated any Legal Requirement, and the Company have not received notice alleging any such violation.

                  (b) Required Permits. The Company has complied with (and is in compliance with) all permits, licenses and other authorizations required for the occupation of the Company's facilities and the operation of the Business of the Company. The items described on the attached Schedule 4.19(b) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity which are required for the consummation of the Merger, or any other transaction contemplated by the Transaction Documents or the conduct of the Business (as it is presently conducted by the Company) thereafter.

                  (c) Environmental and Safety Matters. Without limiting the generality of Sections 4.19(a) and (b), except as set forth on Schedule 4.19(c):

                      (i) The Company has complied, and is in compliance with, all Environmental and Safety Requirements.

                      (ii) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business. A list of all such permits, licenses and other authorizations is set forth on the attached Schedule 4.19(b).

                      (iii) The Company has not received any written or oral notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its facilities and arising under Environmental and Safety Requirements.

                      (iv) None of the following exists at any property or facility owned, operated or occupied by the Company:

                           (1)     underground storage tanks or surface
impoundments
                           (2)     asbestos-containing material in any form or
condition; or
                           (3)     materials or equipment containing
polychlorinated biphenyls.

                      (v) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Substance, or owned or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local Environmental and Safety Requirements.

                      (vi) Neither this Agreement nor the consummation of the Merger will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                      (vii) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

                      (viii) No Environmental Lien has attached to any property now or previously owned, leased or operated by the Company.

                      (ix) Without limiting the foregoing, no facts, events or conditions relating to the Leased Real Property, or other past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

         4.20 Product Warranty. Except as set forth on the attached Schedule 4.20, all products manufactured, serviced, distributed, sold or delivered by the Company have been manufactured, serviced, distributed, sold and/or delivered in conformity with all applicable contractual commitments and all express and implied warranties. No liability of the Company exists or has been asserted for replacement or other damages in connection with any such product.

         4.21 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company, except as set forth on Schedule 4.21.

         4.22 Bank Accounts. Schedule 4.22 identifies the names and locations of all banks, depositories and other financial institutions in which the Company or any other Person on behalf of the Company, has an account or safe deposit box and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

         4.23 Disclosure. Neither this Article IV nor any schedule, attachment, written statement, certificate or similar item supplied to Purchasers by or on behalf of the Company with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company have not disclosed to Purchasers in writing and of which the Company or any officer, director or executive employee of the Company are aware (other than matters of a general economic nature) and which has had or could reasonably be expected to have a material adverse effect upon the Assets of the Company, the Company Shares or the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Business of the Company.


                                    ARTICLE V

                                    COVENANTS

         5.1 Joint Proxy Statement; Issuance of Merger Consideration Without Consideration.

             (a) Joint Proxy Statement. Base Ten and the Company shall cooperate in preparing a joint proxy statement (the "Joint Proxy Statement") which shall be utilized to solicit proxies in connection with the meeting at which the stockholders of Base Ten will vote on the Merger (the "Base Ten Meeting") and to solicit proxies in connection with the meeting at which the Company's stockholders will vote upon the Merger (the "Company Meeting"). Base Ten shall file the appropriate portion of the Joint Proxy Statement with the SEC on
Schedule 14A (the "Schedule 14A"), in preliminary and definitive forms, and the Company shall provide to Base Ten on a timely basis all such information as Base Ten may require to promptly and properly prepare the Schedule 14A and file the preliminary and definitive Schedule 14A (and any amendments thereto) with the SEC.

                 (i) The Company shall prepare and provide to Base Ten on a timely basis all financial statements required by the Company for inclusion in the Joint Proxy Statement or the Schedule 14A and for any other filing required to be made by Base Ten with the SEC or any other Government Entity.

                 (ii) Promptly after Base Ten and the Company confirm that the
Schedule 14A is satisfactory for filing in preliminary form, such Schedule 14A shall be filed with the SEC. Each party will promptly advise the other party in writing if at any time prior to the Company Meeting and the Base Ten Meeting it obtains Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Schedule 14A in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

             (b) Issuance of Merger Consideration without Registration.

                 (i) Base Ten shall issue the Merger Consideration without registration under the Securities Act in reliance on the safe harbor provided in Regulation D of the Securities Act or such other safe harbor or exemption from registration as Base Ten may deem appropriate. Base Ten shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of the Merger Consideration pursuant to the Merger, and the Company shall furnish Base Ten all information concerning the Company and the holders of its Capital Stock and shall take any action as Base Ten may reasonably request in connection with any such action.

                 (ii) At or prior to the Effective Time, the Company shall deliver to Base Ten confirmations from each stockholder of the Company that such stockholder is either an Accredited Investor or that such stockholder, alone or with such stockholder's representative:

                      (1) has such knowledge and experience in financial and business matters that such stockholder is capable of evaluating the merits and risks of the investment in Base Ten Common Stock;

                      (2) understands that an investment in Base Ten Common Stock involves certain risks and such stockholder is able to bear the economic risk of losing the entire investment in the Base Ten Common Stock;

                      (3) understands that the Base Ten Common Stock has not been registered under the Securities Act or the securities laws of any other state and are therefore subject to substantial restrictions on transfer;

                      (4) understands that Base Ten has no obligation or intention to register the Base Ten Common Stock for resale under any federal or state securities laws, and, therefore, such stockholder may be precluded from selling or otherwise transferring or disposing of the Base Ten Common Stock or any portion thereof and may have to bear the economic risk of investment in the Base Ten Common Stock for an indefinite period of time;

                      (5) understands that no federal or state agency has approved or disapproved the Base Ten Common Stock, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Base Ten Common Stock for investment;

                      (6) acknowledges that such stockholder has had an opportunity to consult with counsel and other advisers about an investment in the Base Ten Common Stock and that all material documents, records and books pertaining to this investment have, on request, been made available to such stockholder and such stockholder's advisers;

                      (7) acknowledges that Base Ten has made available to such stockholder and to such stockholder's advisors, the opportunity to ask questions of, and receive answers from, Base Ten concerning Base Ten and to obtain any additional necessary to verify the accuracy of the information given to such stockholder or otherwise make an informed investment decision;

                      (8) understands that the Base Ten Common Stock is being offered and issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Base Ten and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of such stockholder to acquire the Base Ten Common Stock; and

                      (9) understands and acknowledges that, as a result of the Merger, such stockholder will receive shares of Base Ten Common Stock for all of such stockholder's shares of Capital Stock of the Company.

         5.2.     Access to Properties and Records; Confidentiality.

                  (a) Base Ten shall permit the Company and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, auditors, accountants, and financial advisors (collectively, "Company Representatives"), and the Company shall permit Base Ten and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, auditors, accountants, and financial advisors (collectively, the "Base Ten Representatives"), reasonable access to their respective properties, and shall disclose and make available to the Company and the Company Representatives or Base Ten and the Base Ten Representatives, as the case may be, all Books and Records thereof, including all books, papers and records, electronic or otherwise, relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger and books of original entry), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which the Company and the Company Representatives or Base Ten and the Base Ten Representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used only for the purposes of evaluating the Merger contemplated hereby, and for use in connection with the preparation and filing of the Joint Proxy Statement with the SEC on Schedule 14A, in preliminary and definitive forms (and any amendments thereto), and any other filings required to be made by Base Ten with the SEC or any other Government Entity, including all preliminary filing thereof and amendments thereto. Except as required to be disclosed in connection with such filings, all such information shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby.

                      (i) Each party hereto shall inform its Representatives of the terms of this Section 5.2.

                      (ii) Any breach of this Section 5.2 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party.

                      (iii) In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed; provided, that, Base Ten may retain and utilize such information and materials as maybe required by Base Ten for the preparation and filing of any Current Report on Form 8-K by Base Ten with the SEC solely for such purposes. The obligation to keep such information confidential shall continue indefinitely from the date the proposed Merger is abandoned, but shall not apply to:

                            (1) any information which:

                                (A) the party receiving the information can
establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party;

                                (B) was then generally known to the public other
than as a result of a disclosure by any party hereto or its Representative;

                                (C) became known to the public through no fault
of the party receiving such information; or

                                (D) was disclosed to the party receiving such
information by a third party not bound by an obligation of confidentiality; or

                            (2) disclosures pursuant to a legal, regulatory or
examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (2), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

             (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.2, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.2. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.3 Board Representation. Following the consummation of the Merger, the respective boards of directors of Base Ten and the Company will consist of the following five directors: (a) Andrew Sycoff, (b) an individual designated by the board of directors of Base Ten prior to the Effective Time, (c) Byron Gehring,
(d) Ken Waltzer, and (e) Jasna Gehring.

         5.4 Post-Merger Officers of Base Ten. At the first meeting of the board of directors of Base Ten that occurs after the Effective Time, Byron Gehring shall be elected to serve as Chairman of the board of directors and the President and Chief Executive Officer of Base Ten and Kenneth W. Riley shall be elected to serve as Chief Financial Officer of Base Ten.

         5.5 Grant of Certain Warrants. At the Effective Time, Base Ten shall grant to the individuals set forth on Schedule 5.5 fully vested warrants, substantially in the form of Exhibit C annexed hereto, to purchase an aggregate number of shares of Base Ten Class A Common Stock representing 8% of the outstanding shares of Base Ten Class A Common Stock immediately after the Effective Time at an exercise price of $0.01 per share, in such proportions as set forth on Schedule 5.5.

         5.6 Cancellation of Certain Base Ten Derivative Securities and Conversion of Certain Other Base Ten Derivative Securities. At the Effective Time, the Base Ten Derivative Securities set forth on Schedule 1.4(b)(iv) shall be converted into warrants to purchase shares of Base Ten Class A Common Stock in accordance with Schedule 5.6, and all other Base Ten Derivative Securities (as defined in Section 1.4(b)(iv)) shall terminate.

         5.7 Tax Representation Letter. The Company shall secure and deliver to Base Ten at or prior to Closing executed representations and warranties of each of the Company and Byron Gehring, in substantially the form of Exhibit D attached hereto (the "Tax Representation Letter"), which are required for the issuance of an Opinion of Counsel regarding the tax status of the Merger.

         5.8 Company Affiliate Letter. At or prior to Closing, the Company shall deliver to Base Ten a representation letter, substantially in the form of Exhibit E annexed hereto, executed by each of the stockholders of the Company set forth on Schedule 5.8, which acknowledges each such stockholder's understanding of such stockholder's responsibilities under, and restrictions on transfer of shares imposed by, Rules 144 and 145 of the Securities Act with respect to the shares of Base Ten Common Stock acquired by such stockholder pursuant to this Agreement (the "Company Affiliate Letter").

         5.9 Business Office. The post-Merger business office of Base Ten shall be located at 774 Mays Boulevard, Suite 386, Incline Village, Nevada 89451.

         5.10 Cancellation of Certain Company Derivative Securities and Conversion of Certain Other Company Derivative Securities. At the Effective Time, the Company Derivative Securities set forth on Schedule 1.4(b)(iii) shall be converted into warrants to purchase shares of Base Ten Class A Common Stock in accordance with Schedule 5.10, and all other Company Derivative Securities (as defined in Section 1.4(b)(iii)) shall terminate.

         5.11 Establishment of New Option Plan. Base Ten shall establish, and submit to its stockholders for approval, a new employee stock option plan (the "New Base Ten Option Plan") that, at the Effective Time, allocates a number of shares which may be issued thereunder equal to 17% of the then outstanding shares of Base Ten Class A Common Stock to such plan and which, when taken with the warrants described in Section 5.5, shall allocate a minimum of an aggregate of 25% of the then outstanding shares of Base Ten Class A Common Stock at the Effective Time to such plan.

         5.12 Conduct of the Business of the Company. During the period from the date of this Agreement to the Effective Time, the Company shall conduct its business only in the ordinary course and consistent with prudent business practice, except for transactions permitted hereunder or with the prior written consent of Base Ten, which consent will not be unreasonably withheld. The Company shall use its reasonable best efforts to:

              (a) preserve its business organization intact;

              (b) keep available to itself the present services of their respective employees; and

              (c) preserve for itself and Base Ten the goodwill of its customers and others with whom business relationships exist.

         5.13 Negative Covenants.

              (a) Company Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by Base Ten in writing, or as permitted or required by this Agreement, the Company shall not:

                  (i) change any provision of its Certificate of Incorporation or any similar governing documents;

                  (ii) change any provision of its By-Laws without the consent of Base Ten which consent shall not be unreasonably withheld;

                  (iii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine, reclassify, redeem, or repurchase any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (iv) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees;

                  (v) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of the Company;

                  (vi) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Base Ten.

                  (vii) file any applications or make any contract with respect to branching or site location or relocation;

                  (viii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities without the prior written consent of Base Ten;

                  (ix) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                  (x) take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (xi) purchase any shares of Base Ten Common Stock; or

                  (xii) agree to do any of the foregoing.

         (b) Base Ten Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by the Company in writing, or as permitted or required by this Agreement, neither Base Ten nor any Subsidiary of Base Ten will:

                  (i) change any provision of its Certificate of Incorporation or any similar governing documents; provided, that, Base Ten may file a Certificate of Amendment to Base Ten's Certificate of Incorporation to effect the Share Combination and to change its corporate name, as provided herein;

                  (ii) change any provision of its By-Laws without the consent of the Company, which consent shall not be unreasonably withheld;

                  (iii) change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, that, Base Ten shall effect the Share Combination prior to the Effective Time;

                  (iv) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type, or award any increase in compensation or benefits to its directors, officers or employees;

                  (v) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of Base Ten or any Subsidiary of Base Ten;

                  (vi) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to the Company;

                  (vii) file any applications or make any contract with respect to branching or site location or relocation, unless Base Ten is required to relocate its business operations;

                  (viii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities without the prior written consent of the Company;

                  (ix) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                  (x) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (xi) purchase any shares of the Company Common Stock; or

                  (xii) agree to do any of the foregoing.

         5.14     [RESERVED]

         5.15     Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                  (b) Base Ten agrees that from the date hereof to the Effective Time, except as otherwise approved by the Company in writing or as permitted or required by this Agreement, Base Ten will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and Base Ten will not, nor will it permit any Subsidiary of Base Ten to, take any action: (i) that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement.

         5.16 Limitation on Outstanding Shares of Capital Stock of the Company. At the Effective Time, no more than an aggregate of 12,000,000 shares of the Capital Stock of the Company shall be outstanding (or issuable upon the exercise or conversion of any security).

         5.17 Incremental Funding. In the event that the Company raises capital through incremental equity funding during the period beginning on the date of this Agreement and ending at the Effective Time, the Company will be compensated by adjusting the resulting post-merger ownership interest of the shares of the Company in Base Ten, in accordance with the following calculation (and the Exchange Ratio and the Merger Consideration shall be adjusted accordingly):

                     Y = ($2,020,000 + X) / ($3,000,000 + X)

Where X represents the amount of incremental funding raised by the Company during the period beginning on the date of this Agreement and ending at the Effective Time, and Y represents the Company's respective ownership percentage after accounting for the incremental funding. For example, if the Company raises an additional $100,000 of capital during the referenced period, the post-Merger ownership interest of the Company's stockholders in Base Ten shall be increased from 67.33% to 68.39%. Notwithstanding the foregoing, it is expressly agreed and understood that neither the amount of funds invested in the Company by Base Ten in accordance with Section 1.11 nor the BT Purchased Shares (as defined in Section 1.11) shall have an effect on the adjustment set forth in this Section
5.17. Without limiting the generality of the foregoing, in computing the percentage equity interest in Base Ten to be held by the respective shareholders in Base Ten and the Company post-Merger, the BT Purchased Shares shall not be deemed to be outstanding shares and shall not be included in either calculation.

         5.18. Base Ten Share Combination. Base Ten shall take all actions necessary to effect the Share Combination immediately preceding the Effective Time. Any stockholder of Base Ten who, as a result of the Share Combination, owns less than one full share of Base Ten Common Stock, shall, at the Effective Time, become entitled to be paid cash for such interest at the fair market value of the Base Ten Common Stock at the Effective Time.

         5.19 Reincorporation. Base Ten shall effect the Reincorporation as soon as practicable after the later of (i) the Effective Time, and (ii) the effective time of the Share Combination.

              (a) Base Ten shall, in a timely manner, take all actions required of Base Ten to expedite the Reincorporation, including, without limitation, promptly delivering all notices relating to the Share Combination as may be required by state and/or federal law and timely filing the Certificate of Amendment to Base Ten's Certificate of Incorporation effecting the Share Combination with the Treasurer of the State of New Jersey, which shall be substantially in the form of Exhibit F annexed hereto.

              (b) The Merger Consideration shall be issued by Base Ten as soon as practicable after the effective time of the Reincorporation, and the Joint Proxy Statement shall advise the respective stockholders of each of Base Ten and the Company that, until immediately following the effective time of the Reincorporation, (i) no certificates representing the Merger Consideration shall be delivered to the stockholders of the Company, and (ii) no certificates representing post-Share Combination shares of Base Ten Common Stock shall be delivered to stockholders of Base Ten.

         5.20 Exclusivity.

              (a) Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 7.1, neither Base Ten nor any person acting on its behalf shall hold discussions with, negotiate with, provide any information to, or initiate, encourage, solicit, or agree to any offer from, any person other than the Company, regarding any merger, sale of securities, sale of assets, sale of liabilities, or similar transaction involving Base Ten or any transaction that could be expected to impede, delay, interfere with, prevent, or dilute the benefits to the Company of the transactions contemplated hereby, unless:

                  (i) the board of directors of Base Ten determines in good faith based on written advice of its outside legal counsel that the action is necessary for the board of directors of Base Ten to comply with its fiduciary duties to the shareholders of Base Ten under applicable law; and

                  (ii) prior to entering into negotiations, the board of directors of Base Ten receives from the other party an executed confidentiality agreement and proposal with terms no less favorable to Base Ten than those contained in this Agreement; and

                  (iii) prior to entering into any such negotiations, Base Ten provides written notice to the Company that includes the terms of the proposal, the identity of the person making the proposal, and the fact that clauses (a) and (b) of this Section 5.20(a) have been satisfied.

              (b) Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 7.1, neither the Company nor any person acting on its behalf shall hold discussions, negotiate with, provide any information to, or initiate, encourage, solicit, or agree to any offer from, any person other than Base Ten regarding any merger, sale of securities, sale of assets, sale of liabilities, or similar transaction involving the Company or any transaction that could be expected to impede, delay, interfere with, prevent, or dilute the benefits to Base Ten of the transactions contemplated hereby, unless:

                  (i) the board of directors of the Company determines in good faith based on written advice of its outside legal counsel that the action is necessary for the board of directors of the Company to comply with its fiduciary duties to the stockholders of the Company under applicable law; and

                  (ii) prior to entering into negotiations, the board of directors of the Company receives from the other party an executed confidentiality agreement and proposal with terms no less favorable to the Company than those contained in this Agreement; and

                  (iii) prior to entering into any such negotiations, the Company provides written notice to Base Ten that includes the terms of the proposal, the identity of the person making the proposal, and the fact that clauses (i) and (ii) of this Section 5.20(b) have been satisfied.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the Merger being approved and adopted by the requisite vote of the holders of the Base Ten Common Stock and by the requisite vote of the holders of the Company's Capital Stock prior to the Effective Time.

         6.2 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

              (a) Each representation and warranty set forth in Article III shall be true and correct in all material respects as of the Closing.

              (b) Purchasers shall have performed in all material respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

              (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Company to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

              (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers performance of their obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

              (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Purchasers to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own the Company Shares or to conduct the Business thereafter (the "Purchasers' Consents") shall have been duly made or obtained.

              (f) Base Ten shall have delivered to the Company a Certificate dated the Closing Date, signed by the President of Base Ten stating that the conditions set forth in Section 6.2 (a) through (e) have been satisfied.

              (g) Base Ten shall have delivered to the Company a copy of the resolutions duly adopted by Base Ten's board of directors authorizing Base Ten's execution, delivery and performance of the Transaction Documents to which Base Ten is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Base Ten.

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


              (h) Base Ten shall have delivered to the Company a copy of the resolutions duly adopted by Newco's board of directors authorizing Newco's execution, delivery and performance of the Transaction Documents to which Newco is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Newco.

              (i) Base Ten shall have delivered to the Company a copy of the resolutions duly adopted by Base Ten as the stockholder of Newco approving the Merger and this Agreement, certified by an officer of Newco.

              (j) Base Ten shall have delivered to the Company a certificate (dated not more than five business days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of Base Ten in New Jersey and a certificate (dated not more than five business days prior to the Closing) of the Secretary of State of the State of Nevada as to the good standing of Newco in Nevada.

              (k) Base Ten shall have delivered to the Company copies of the Purchasers' Consents.

              (l) Base Ten shall have delivered to the Company written resignations from each director and officer of Base Ten set forth on Schedule 6.2(l) from such directorships and offices, to take effect as of the Closing.

              (m) At or prior to Closing, Base Ten shall file with the SEC a Form 15, and such Form 15 shall not have been rejected by the SEC as of the Effective Time; provided, that, such filing shall be made only if the Parties anticipate that as a result of the Share Combination, Base Ten shall thereupon have fewer than 300 stockholders of record, as determined in accordance with the Exchange Act and the Regulations promulgated thereunder.

              (n) On the Closing Date, Base Ten shall have cash or cash equivalents of no less than $450,000.00 in the accounts identified on Schedule
3.21 after the payment of all current liabilities payable in the ordinary course of business excluding $116,000 not expected to be paid, and the payment of liabilities reflected as due upon the consummation of the Merger on Schedule 3.15.

         6.3 Conditions to Obligations of Base Ten to Effect the Merger. The obligations of Base Ten to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions.

              (a) The Company shall have delivered the Tax Representation Letter (as defined in Section 5.7 hereof), duly executed by each of the Company and Byron Gehring.

              (b) The Company shall have delivered the Company Affiliate Letter (as defined in Section 5.8 hereof), duly executed by each of the stockholders of the Company set forth on Schedule 5.8.

              (c) Each representation and warranty set forth in Article IV shall be true and correct in all material respects as of the Closing, and the Audited Financial Statements shall present fairly in all material respects the consolidated financial condition of the Company as of the dates of such statements and the results of operation for such periods, shall be accurate and complete, shall be consistent with the books and records of the Company (which, in turn, are, and shall be, accurate and complete) and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein.

              (d) The Company shall have performed in all material respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

              (e) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject Purchasers, any of the Company Shares or any of the Assets of the Company to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

              (f) No action, suit or proceeding shall pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers' right to conduct the Business or the Company's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

              (g) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Company to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own and transfer the Company Shares or permit the conduct of the Business by Purchasers thereafter (the "Company's Consents") shall have been duly made or obtained.

              (h) The Company shall have delivered to Purchasers a Certificate, dated the Closing Date, signed by the President of the Company stating that the conditions set forth in Sections 6.3(c) through (h) have been satisfied.

              (i) The Company shall have delivered to Purchasers a copy of the resolutions duly adopted by the Company's board of directors authorizing the Company's execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of the Company;

              (j) The Company shall have delivered to Purchasers a certificate (dated not more than five business days prior to the Closing) of the Secretary of State of the State of Nevada as to the good standing of the Company in Nevada.

              (k) The Company shall have delivered to Purchasers the Books and Records;

              (l) The Company shall have delivered to Purchasers copies of the Company Consents.

              (m) The Company shall have delivered to Purchasers written resignations from each director and officer of the Company set forth on Schedule 6.3(m) from such directorships and offices, to take effect as of the Closing.

              (n) No more than an aggregate of 12,000,000 shares of Capital Stock of the Company shall be outstanding (including shares of Capital Stock of the Company issuable upon the exercise or conversion of any security).

              (o) The Company shall have taken all action necessary so that all Company Derivative Securities, other than such warrants set forth on Schedule 1.4(b)(iii), will be canceled at the Effective Time.

              (p) [RESERVED]

              (q) The Company's Personal Health Application software shall be operational and live, the Company will have entered into an agreement with at least one bona fide customer who neither owns 10% or more of the outstanding shares of any class of the Company's securities, nor owns a 10% or greater interest in any Affiliate of the Company, nor owns a 10% or greater interest in any stockholder of the Company, which provides for payment representing fair value for the use of the software for the period specified, and the software shall have been delivered to such customer under such contract.


                                   ARTICLE VII

                                   TERMINATION

         7.1 Events of Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Base Ten and the Company,

             (a) by mutual consent of the Boards of Directors of Base Ten and the Company;

             (b) by either Base Ten or the Company if the Merger shall not have been consummated on or before March 15, 2002, provided the terminating party is not otherwise in material breach of its obligations under this Agreement;

             (c) by either Base Ten or the Company if this Agreement is not approved at the 2002 annual meeting of the stockholders of Base Ten or at such other meeting of the stockholders of Base Ten held prior to March 15, 2002;

             (d) by either Base Ten or the Company in the event of (i) a breach by the other party of any representation or warranty contained herein, which breach has not been cured within 10 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate when combined with other such breaches, would cause the conditions set forth in Section 6.2 or 6.3, as the case may be, not to be met if the date of the action described above were the date of the Closing or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

             (e) by Base Ten if any of the conditions specified in Section 6.1, as applicable to the Company, or Section 6.3 have not been met or waived by Base Ten at such time as such conditions can no longer be satisfied; and

             (f) by the Company if any of the conditions specified in Section 6.1, as applicable to Base Ten, or Section 6.2 have not been met or waived by the Company at such time as such conditions can no longer be satisfied.

         7.2 Effect of Termination.

             In the event of the termination of this Agreement pursuant to
Section 7.1, this Agreement, except for the provisions of Article VII, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any Party of liability for a material breach of any provision of this Agreement and if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other Parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and stockholders' meetings and consents.

         7.3 Remedies on Termination.

             (a) In the event that this Agreement is terminated by Base Ten solely as a result of the Company's failure to satisfy the condition required of it pursuant to Section 6.3(q) of this Agreement:

                 (i) Base Ten shall be entitled to the Limited Put Option pursuant to Section 1.11(a) of this Agreement, and

                 (ii) the Company shall bear the legal, accounting and investment banking/financial advisor costs and expenses (collectively, "Professional Expenses") incurred by Base Ten in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, in an aggregate maximum amount not to exceed $100,000.

             (b) In the event that this Agreement is terminated by Base Ten as a result of the Company's failure to satisfy the conditions required of it pursuant to Sections 6.3(a) through 6.3(p) of this Agreement:

                 (i) the Company shall bear the Professional Expenses incurred by Base Ten in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, in an aggregate maximum amount not to exceed $100,000, and

                 (ii) Base Ten shall retain ownership of the BT Purchased
Shares.

             (c) In the event that this Agreement is terminated by either the Company or Base Ten solely as a result of either the stockholders of Base Ten not approving and adopting the Merger or the stockholders of the Company not approving and adopting the Merger:

                 (i) neither Base Ten nor the Company shall pay or receive any reimbursement for Professional Expenses, and

                 (ii) Base Ten shall retain ownership of the BT Purchased
Shares.

             (d) In the event that this Agreement is terminated by the Company for any reason other than (i) the Company's failure to satisfy any of the conditions set forth in Section 6.3 of this Agreement or (ii) the non-occurrence of any of the conditions set forth in Section 6.1 of this Agreement:

                 (1) the Company shall be entitled to the Limited Call Right pursuant to Section 1.11(b) of this Agreement, and

                 (2) neither Base Ten nor the Company shall pay or receive any reimbursement for any Professional Expenses.

             (e) In the event that this Agreement is terminated by either party for the reason set forth in Section 7.1(a) of this Agreement:

                 (i) neither Base Ten nor the Company shall pay or receive any reimbursement for any Professional Expenses, and

                 (ii) Base Ten shall retain the ownership of the BT Purchased Shares.

             (f) Neither Base Ten nor the Company may terminate this Agreement in the event of (i) a breach of any of its own representations or warranties contained herein, or (ii) for its own failure to meet any of its respective conditions specified in Article VI of this Agreement; provided, however, that Base Ten and the Company may terminate this Agreement upon the failure of their respective shareholders to approve and adopt the Merger.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Rights and Remedies. No course of dealing between the Parties or failure or delay in exercising any right, remedy, power or privilege (each, a "right") pursuant to this Agreement will operate as a waiver of any rights of any Party, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. Except as expressly set forth herein, the rights provided pursuant to this Agreement are cumulative and not exhaustive of any other rights which may be provided by law.

         8.2 Waivers, Amendments to be in Writing. No waiver, amendment, modification or supplement of this Agreement will be binding upon a Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party.

         8.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Company and Base Ten will bind and inure to the benefit of the respective successors and assigns of the Company and Base Ten, whether so expressed or not. Notwithstanding the foregoing, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.

         8.4 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         8.5 Jurisdiction. Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         8.6 Notices.

             (a) All demands, notices, communications and reports ("Notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written Notice to the sending Party pursuant to the provisions of this Section 8.6.

         If to the Company:

                  ConvergenceHealth.com
                  774 Mays Boulevard - Suite 386
                  Incline Village, Nevada 89451
                  Attn: Byron Gehring
                  Facsimile Number:  (775) 832-6642

         with a copy, which will not constitute notice to the Company or the Surviving Company (prior to the Closing), to:

                  Robison & Folk LLP
                  1415 Louisiana Street
                  Suite 2510
                  Houston, Texas 77002
                  Attention: Linda M. Robison
                  Facsimile Number:  (713) 400-1515

         If to Purchasers:

                  Base Ten Systems, Inc.
                  535 East County Road, Suite 16,
                  Lakewood, New Jersey 08701
                  Attention:  Kenneth W. Riley
                  Facsimile Number:  (732) 370-6897
         with a copy, which will not constitute notice to Base Ten, Newco or the Company (following the Closing), to:

                  Pitney, Hardin, Kipp & Szuch LLP
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Joseph Lunin
                  Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service (with proof of such deposit), as the case may be.

         8.7 Severability of Provisions. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         8.8 Schedules. The Schedules constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         8.9 Counterparts. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

         8.10 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a Party will have any right or obligation pursuant to this Agreement.

         8.11 Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         8.12 Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

         8.13 Transaction Expenses. Except as contemplated by Section 1.10 and
Section 7.1, Base Ten (for itself and for Newco) and the Company, whether or not the Merger is consummated, shall bear their own respective legal and other fees and expenses with respect to the Merger.

         8.14 Further Assurances. From and after the Closing, Base Ten and the Company will, and will cause their respective Affiliates to, execute all documents and take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         8.15 Announcements. Base Ten and the Company shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and Base Ten and the Company agree that unless approved mutually by them in advance, neither Base Ten nor the Company, directly or indirectly, will issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.


              IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                             CONVERGENCEHEALTH.COM


                                             By: ______________________________
                                                 Name:   Byron Gehring
                                                 Title:  Chief Executive Officer

                                             BASE TEN SYSTEMS, INC.


                                             By: _____________________________
                                                 Name:   Kenneth W. Riley
                                                 Title:  Chief Financial Officer

                                             NEWCO B10, INC.


                                             By: _______________________________
                                                 Name:   Kenneth W. Riley
                                                 Title:  President

                                    Exhibit A


                           FORM OF PURCHASE AGREEMENT

                                    Exhibit B

                            FORM OF GEHRING AGREEMENT

                                    Exhibit C

                           FORM OF WARRANT CERTIFICATE

                                    Exhibit D

                        FORM OF TAX REPRESENTATION LETTER

                                    Exhibit E

                        FORM OF COMPANY AFFILIATE LETTER

                                    Exhibit F

        FORM OF CERTIFICATE OF AMENDMENT EFFECTING THE SHARE COMBINATION